LEASE AGREEMENT (as Amended January 28, 2002)

FROM

TOWNSEND SUMMIT, LLC,

LANDLORD

TO

LABONE, INC.

TENANT

PREMISES:

_______________________________________

DATED: November 28, 2001

Table of Contents

Page

1. PREMISES DEMISED. *

2. TERM. *

3. RENTAL. *

4. DELIVERY OF THE PREMISES. *

5. USE OF PREMISES BEFORE COMMENCEMENT DATE. *

6. USE. *

7. TENANT'S CARE OF THE PREMISES. *

8. LANDLORD'S SERVICES AND OBLIGATIONS. *

9. HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE. *

10. ASSIGNMENT AND SUBLEASE. *

11. DAMAGE OR DESTRUCTION. *

12. CONDEMNATION. *

13. INSURANCE. *

14. SUBROGATION AND WAIVER. *

15. INDEMNIFICATION AND HOLD HARMLESS. *

16. SUBORDINATION AND NON-DISTURBANCE. *

17. LANDLORD'S RIGHT OF ENTRY. *

18. DEFAULTS; REMEDIES. *

19. SURRENDER; HOLDING OVER. *

20. QUIET ENJOYMENT. *

21. MUTUAL REPRESENTATION OF AUTHORITY. *

22. LANDLORD'S LIABILITY. *

23. REAL ESTATE BROKERS. *

24. ATTORNEYS' FEES. *

25. ESTOPPEL CERTIFICATE. *

26. NO RECORDING. *

27. WAIVERS; CONSENT TO JURISDICTION. *

28. GOVERNING LAW. *

29. NOTICES. *

30. COUNTERPARTS. *

31. ENTIRE AGREEMENT. *

32. SEVERABILITY AND INTERPRETATION. *

33. HEIRS, SUCCESSORS, AND ASSIGNS; PARTIES. *

34. SURVIVAL. *

35. FORCE MAJEURE. *

36. TIME OF THE ESSENCE. *

37. HEADINGS. *

38. RULES AND REGULATIONS. *

39. LEASE BINDING UPON DELIVERY; NO OPTION. *

40. TENANT'S FINANCIAL STATEMENTS. *

41. SECURITY DEPOSIT. *

42. TENANT'S RIGHT OF FIRST REFUSAL. *

43. STORAGE SPACE. *

44. COMMUNICATIONS EQUIPMENT; GENERATOR. *

45. EXTERIOR SIGNAGE. *

EXHIBITS

A. Drawing of the Premises

B. The Land

C. Landlord's Work

D. Tenant's Work Letter

E. Janitorial Schedule

F. Rules and Regulations for Use of the Communication Equipment and AC System

G. Rules and Regulations

H. Subordination, Attornment and Non-Disturbance Agreement

I. Confirmation of Lucent Indemnity

LEASE AGREEMENT

THIS LEASE AGREEMENT made this 28th day of November, 2001 between TOWNSEND SUMMIT, LLC ("Landlord"), a Delaware limited liability company, having an office at c/o Townsend Capital, LLC, 210 West Pennsylvania Avenue, Suite 700, Towson, Maryland 21204 and LABONE, INC., a Missouri corporation ("Tenant"), having an office at 10101 Renner Boulevard, Lenexa, Kansas 66219.

W I T N E S S E T H:

1. PREMISES DEMISED.

(a) Landlord leases and demises to Tenant and Tenant rents and leases from Landlord approximately 50,105 of RSF (as herein defined) (the "Premises"), which is shown on Exhibit "A" attached hereto and made a part hereof, and located in the south building (the "Building") of that certain group of buildings known as the Summit Technology Center, Lee's Summit, Missouri (collectively, the "Project").

(b) The parties agree that for purposes of this Lease, the rentable square footage ("RSF") of the Project is 1,313,545 RSF. The parties further agree that calculation of the RSF of the Premises shall be determined by Landlord's architect (i) determining the usable square footage of the Premises in accordance with the Building Owners and Managers Association's Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996) ("BOMA Standards"), and (ii) adding thereto a ten percent (10%) load factor. Following such measurement of the Premises according to BOMA Standards, which shall occur as soon as reasonably practical following completion of Landlord's Work (as defined below), Landlord shall advise Tenant in writing of the RSF of the Premises. Promptly following the completion of such measurement, the parties shall execute an amendment to this Lease (i) confirming such measurement, (ii) adjusting the Base Rental and Monthly Base Rental payable under the Lease (to the extent the measurement of the Premises differs from Landlord's initial estimate contained in Paragraph 1(a)), (iii) confirming "Tenant's Pro Rata Share", which for purposes of this Lease shall be a percentage calculated by dividing the RSF of the Premises by the RSF of the Project from time to time (the parties acknowledging that the RSF of the Project may vary from time to time in the event Landlord demolishes one or more of the buildings comprising the Project and/or incorporates new buildings into the Project, Landlord hereby reserving such rights), and (iv) to the extent necessary, specifying any milestone dates contained herein, including, without limitation, the Commencement Date, the Expiration Date and the date of the first payment of Monthly Base Rental for the Premises. The Tenant's Pro Rata Share is 3.81%.

(c) The Project and the land upon which the Project is located, more particularly described on Exhibit "B" attached hereto and by this reference incorporated herein (the "Land"), are referred to herein collectively as the "Property".

(d) The Premises shall include the appurtenant right to use, in common with others, cafeteria, auditorium, public restrooms, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Project, subject in all instances and under all circumstances to Landlord's right to alter, modify and, to the extent necessary, to temporarily block off access to portions of such public areas if Landlord deems it desirable or appropriate to do so. Notwithstanding the foregoing, Landlord may charge a fee (to be retained by Landlord as its sole property) for use of the common conference room(s), auditorium(s) and other similar facilities in the Project and may determine in its sole discretion the scheduling for usage thereof by tenants. Any such fees shall not exceed the fees charged for comparable facilities in comparable properties in the Kansas City, Missouri metropolitan area. Landlord shall at all times during the Term maintain and make available for Tenant's use a cafeteria and an auditorium within the Project in locations designated by Landlord, in its sole discretion (subject to Tenant's payment of any applicable usage fees for the auditorium). All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Project facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability or obligations under this Lease.

(e) Parking Areas. Tenant shall have the non-exclusive right to use one hundred fifty (150) parking spaces in the North Parking Lot of the Property depicted on Exhibit "A" and two hundred fifty (250) parking spaces in the South Parking Lot of the Property depicted on Exhibit "A", for the use by Tenant and its employees in common with others entitled thereto, subject, however, to the other terms and provisions of this Lease. Tenant agrees to furnish Landlord upon request with the license numbers of all automobiles of Tenant and its employees, and agrees to keep such list current. If Tenant or its employees park their automobiles in areas other than those designated on Exhibit "A", Landlord shall have the right with respect to each such automobile to affix a notice of violation of this rule on such automobiles. Further, upon not less than two (2) business days' prior written notice to Tenant (and without any requirement to give any further notice thereafter), Landlord shall have the right to commence having violating automobiles towed away at Tenant's expense (and Landlord shall have no liability in connection with any damage to such automobile resulting therefrom) and/or fining Tenant $20 per day for each day or portion thereof Tenant's or Tenant's employees' automobile(s) are parked in violation of this provision. Landlord shall have the right to enlarge, reduce and re-arrange the layout or location of the parking areas and Property lawns and other green space and to designate specific parking spaces for use by Tenant from time to time. Any re-arrangement of the parking areas that affects Tenant or designation of specific parking spaces for use by Tenant shall be done in a fashion that does not reduce the number of parking spaces to be made available to Tenant as set forth above and that, to the extent practical, minimizes interference with Tenant. Tenant and its employees shall not park their automobiles within any fire lanes or driveways on the Property Land or within any areas in which parking is prohibited by applicable governing ordinance.

2. TERM.

(a) This Lease shall be effective on the date hereof, but the initial term of this Lease (the "Initial Term") shall not commence until the later of (i) the date Landlord has completed Landlord's Work described on Exhibit C, and (ii) January 1, 2002 (the "Commencement Date"). The Initial Term shall expire at 11:59 p.m. on December 31, 2011 (the "Expiration Date"), unless sooner terminated as herein provided. Notwithstanding the foregoing, Tenant shall be entitled to enter the Premises commencing on the date of this Lease for the purposes of completing Tenant's Improvements described on Exhibit "D", attached hereto and by this reference incorporated herein, connecting telephones, installing computer systems, delivering furniture and doing such other work as Tenant deems necessary or appropriate to ready the Premises for Tenant's use.

(b) "Lease Year" as used herein shall mean (i) each and every consecutive twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last complete Lease Year and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date. If the Commencement Date is any day other than the first day of the month, then the first Lease Year shall include the partial month in which the Commencement Date occurs and the next consecutive twelve (12) months.

(c)

(i) Provided there is no uncured Event of Default (as hereinafter defined) under this Lease, subject to applicable grace and cure periods, from the time of giving the Option Notice (defined below) through the Renewal Term Commencement Date (as defined below), Tenant shall have the option to renew this Lease for one (1) additional term of five (5) Lease Years (the "Renewal Term") by giving Landlord written notice (the "Option Notice") at least nine (9) months prior to the Expiration Date. If Tenant fails to deliver to Landlord the Option Notice on or before such deadline, time being of the essence hereunder, the option to renew this Lease for the Renewal Term shall terminate and be of no further force or effect and Tenant shall have no further right to extend or renew this Lease. The Renewal Term shall be on all of the same terms and conditions as set forth in this Lease, except that (A) the Renewal Term shall commence on the day following the Expiration Date (the "Renewal Term Commencement Date"), and shall expire on the day prior to the fifth (5th) anniversary of the Renewal Term Commencement Date (the "Renewal Term Expiration Date"); (B) the Base Rental for the Renewal Term shall be the Fair Market Rent (as hereinafter defined); and (C) Tenant shall have no further rights to renew this Lease.

(ii) "Fair Market Rent" shall be determined as set forth below. Within thirty (30) days after Tenant exercises an option to renew, Landlord shall furnish to Tenant a notice in writing ("Landlord's Notice") which sets forth the Landlord's determination of Fair Market Rent for the Renewal Term effective as of the Commencement Date of the Renewal Term. If the Tenant disagrees with the estimate of Fair Market Rent submitted by Landlord in Landlord's Notice, then within thirty (30) days after receipt of Landlord's Notice, Tenant shall have the right either to terminate the Option Notice or to submit to Landlord an appraisal by a qualified real estate appraiser of Fair Market Rent for the Renewal Term effective as of the Commencement Date of the Renewal Term. (If Tenant elects to terminate the Option Notice, then the Lease shall terminate at the end of the Initial Term.) If the higher estimate is not more than 110% of the lower estimate, the Fair Market Rent shall be established as the average of the two estimates. If not, Landlord and the appraiser selected by Tenant, acting on behalf of Tenant, shall, within fifteen (15) days after Tenant's appraisal has been submitted, jointly appoint a third qualified real estate appraiser (the "Referee"). If Landlord and the appraiser selected by Tenant are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association.

    The Referee shall, within thirty (30) days after appointment, render his decision which decision shall be strictly limited to choosing one of the two determinations made by Landlord and the appraiser selected by Tenant with respect to Fair Market Rent. The decision of the Referee shall be binding upon Landlord and Tenant. Tenant shall pay for its appraisal, and the cost of the Referee shall be shared equally by Landlord and Tenant. In determining Fair Market Rent, Landlord and the appraiser selected by Tenant shall each take into account the following: (a) the amount of space and length of term taken by Tenant; (b) the creditworthiness and quality of Tenant; (c) the amenities offered at the Premises; (d) any special or unusual features of the Premises as it relates to Tenant's business; and (e) rent in comparable buildings in the relevant competitive market but excluding concessions offered to new tenants such as free rent, tenant improvement allowances, moving allowances and other such concessions. In addition, in determining Fair Market Rent, Landlord and the appraiser selected by Tenant shall exclude from consideration: (i) base building and tenant improvements installed by Tenant; (ii) alterations installed by Tenant at its expense during the Term; and (iii) concessions offered to new tenants such as free rent, tenant improvement allowances, moving allowances and other concessions; and (iv) all other amenities, improvements, services and other benefits offered by Landlord and/or enjoyed by Tenant at the Premises.

(d) The Initial Term and the Renewal Term, if Tenant exercises its renewal option, are sometimes referred to herein as the "Term".

3. RENTAL.

Base Rental. Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place as Landlord may designate in writing, without demand, deduction or setoff, an annual base rental (said rent, as the same may be adjusted from time to time, is herein referred to as the "Base Rental"), due and payable in equal monthly installments (the "Monthly Base Rental") in advance commencing on January 13, 2002 (and not on the Commencement Date) and Monthly Base Rental for January 2002 only shall be the agreed upon amount of $20,472.90 and continuing on the first (1st) day of each calendar month during the Term according to the Base Rental Table. The annual Base Rental and monthly Base Rental for each Lease Year falling within the Initial Term shall be in amounts as set forth below:

Lease Year	Base Rental/RSF	Annual Base Rental	Monthly Base Rental
1	$ 8.00/RSF	$400,840.00	$33,403.33
2-3	$10.00/RSF	$501,050.00	$41,754.17
4-5	$10.25/RSF	$513,576.25	$42,798.02
6-8	$10.75/RSF	$538,628.75	$44,885.73
9-10	$11.75/RSF	$588,733.75	$49,061.15

Should this Lease commence on other than the first (1st) day or terminate at any time other than the last day of a calendar month, the amount of Base Rental due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect. Tenant shall also pay all other sums of money that shall become due from Tenant under this Lease other than Base Rental ("Additional Rent") within the time periods set forth herein and without deduction, offset or counterclaim except as specifically and expressly (and not impliedly) provided in this Lease, and if no such period is established, then within thirty (30) days of receipt of Landlord's written demand therefor containing the amount due and a reasonably detailed statement as to the nature of such Additional Rent. As used in this Lease, "Rent" shall mean Base Rental and Additional Rent.

(b) Tenant shall pay any and all Base Rental, Additional Rent and costs, expenses and obligations of every kind and nature whatsoever relating to the Premises without setoff, deduction, counterclaim or abatement, except as specifically and expressly (and not impliedly) provided in this Lease.

(c) Payment of Operating Expenses and Taxes.

(i) Commencing with calendar year 2003 and for each calendar year thereafter falling wholly or partially within the Term, Tenant shall pay to Landlord as Additional Rent Tenant's Pro Rata Share of  the amount by which Operating Expenses for such calendar year or portion thereof exceed Operating Expenses for the Base Year ("Tenant's Pro Rata Share of Operating Expenses"), and  the amount by which Taxes for such calendar year or portion thereof exceed Taxes for the Base Year ("Tenant's Pro Rata Share of Taxes"). Operating Expenses and Taxes for the Base Year and each subsequent calendar year during the Term shall be expressed on a per RSF basis (based on the RSF of the entire Project from time to time) and then multiplied by the RSF of the Premises for purposes of determining Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Taxes.

(ii) On or before December 1, 2002, and then at least thirty (30) days prior to each subsequent calendar year during the Term, Landlord shall advise Tenant in writing of its reasonable estimate of Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Taxes for the upcoming calendar year. Commencing on January 1, 2003 and on the first day of the first month of each calendar year and on the first day of each month thereafter, Tenant shall pay as Additional Rent, one-twelfth (1/12th) of the estimated Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Taxes concurrently with the Monthly Base Rental payment.

(iii) Within ninety (90) days after the close of each calendar year, Landlord shall deliver to Tenant an itemized statement prepared by Landlord's property management company or chief operating officer, or by a certified public accountant ("Landlord's Statement") showing in reasonable detail the  actual Operating Expenses and Taxes for the previous year broken down by component expenses;  Base Year Operating Expenses and Base Year Taxes;  the increase, if any, in Operating Expenses and Taxes;  Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Taxes;  the amount paid by Tenant during the previous year towards Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Taxes; and  the amount Tenant owes to Landlord, or the amount of the refund Landlord owes to Tenant, on account of any underpayment or overpayment by Tenant. Any such amount due from Tenant to Landlord shall be paid within ten (10) days after receipt of the most recent Landlord's Statement. Any such refund due from Landlord to Tenant shall be credited against the next due payment of the estimated Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Taxes or refunded within ninety (90) days if after the end of the Lease Term.

(iv) Landlord's failure to submit a Landlord's Statement to Tenant within ninety (90) days after the expiration of any calendar year shall not affect Tenant's obligations to pay Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Taxes.

(v) Within forty-five (45) days of Tenant's receipt of the most recent Landlord's Statement and upon written notice delivered to Landlord within such forty-five (45) day period (the "Audit Notice"), Tenant shall have the right during normal business hours to inspect Landlord's accounting and other records directly related to the determination of Taxes and Operating Expenses. In no event, however, shall such records be deemed to include Landlord's federal, state or local income tax returns or Landlord's organizational documents. If after such inspection, Tenant notifies Landlord in writing (the "Audit Report") that Tenant disputes any amounts set forth in the most recent Landlord Statement, a certification (the "Certification") as to the proper amount may be made by an independent certified public accountant (the "CPA") selected by Landlord, but which is independent of Landlord, approved by Tenant and at Tenant's sole expense; provided, however, that if the Certification proves that the Operating Expenses or Taxes set forth in such Landlord's Statement were overstated by more than five percent (5%), then the cost of the CPA and the cost of the Certification shall be paid by Landlord. Landlord shall cooperate in good faith with Tenant and the CPA to provide to Tenant and the CPA all accounting and other records directly related to the determination of Taxes and Operating Expenses required by the CPA to permit the CPA to make such Certification. Promptly following the parties' receipt of such Certification or, alternatively, if Landlord accepts the findings of the Audit Report without the Certification, the parties shall make such appropriate payments or reimbursements, as the case may be, within thirty (30) days. Tenant shall have no right to audit Landlord's accounting or other records directly related to the determination of Taxes and Operating Expenses if Tenant fails to provide the Audit Notice in accordance with this Paragraph.

(d) Tenant shall also pay before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority to a timely fashion.

(e) For the purposes hereof, the following definitions shall apply:

(i) "Base Year" shall mean calendar year 2002. Notwithstanding the foregoing, and irrespective of the actual cost of natural gas utilized at the Project during the Base Year, for purposes of this Lease the cost of natural gas utilized at the Project during the Base Year shall be deemed to be $3.50 per MmBtu.

(ii)"Operating Expenses" shall mean:

(A) all costs and expenses incurred and expenditures made by Landlord in the operation and management of the Property, exclusive of Taxes (as hereinafter defined). Operating Expenses include, without limitation, (i) costs of cleaning, security, janitorial service, rubbish removal, heating, electricity, air conditioning, utilities, tempered water, maintenance and repairs, maintenance of the grounds, snow removal and window cleaning, (ii) service contracts or other agreements with independent contractors for any of the foregoing (including, but not limited to, elevator and HVAC maintenance), (iii) management fees (not to exceed three percent (3%) of the gross income from the Project if management is provided by a company affiliated with Landlord), (iv) wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, management, maintenance or security of the Property, (v) the cost of all insurance including, without limitation, casualty, liability and loss of rent insurance equal to twelve (12) months rent for the gross rent roll (including Additional Rent), (vi) reasonable legal fees other than those (a) relating to disputes with tenants (b) relating to enforcement of leases, (c) relating to Environmental Laws, Remedial Work and Legal Requirements for conditions existing prior to the date of this Lease, or (d) relating to the defense of Landlord's title, (vii) an allowance for depreciation over the useful life (as determined by Landlord in accordance with GAAP) of any capital improvements to the Property that are (a) intended to effect economies in the operation or maintenance of the Property, but only to the extent of actual savings in Operating Expenses, or (b) required under any governmental law or regulation that was not applicable to the Property on the date of full execution of this Lease, (viii) payments other than Taxes to the city in which the Building is located and other agencies or governmental agencies including, but not limited to, water and sewer charges related to the use or occupancy of the Project, (ix) fees and charges of any association development agreement, or special district affecting the Property, and (x) supplies. If Tenant pays separately for its own electricity or pays a separate electricity charge hereunder, then the cost of all electricity furnished to all tenants shall be excluded from Operating Expenses, provided that the cost of electricity to common areas and for any central air conditioning and/or heating facilities ("Central Plant") on the Property shall be included in Operating Expenses.

(B) The term "Operating Expenses" shall not include: (a) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation (b) any cost (such as electricity or overtime services) to the extent such costs are separately charged to and payable by Tenant hereunder or any other tenant in the Project, (c) leasing commissions and expenses associated with procuring tenants, including, without limitation, lease concessions and lease take-over obligations and the cost of renovating, preparing or improving space for tenants or other occupants of the Project, (d) interest on and amortization of debt, (e) interest and penalties for late payment of taxes, (f) rent payable under any ground lease or other lease to which this Lease is subject, (g) expenses resulting from any violation by Landlord of the terms of any ground or underlying lease or mortgage to which this Lease is subordinate, (h) fines and penalties (to the extent not attributable to any act or omission of Tenant or its agents, employees or contractors) which, under this Lease, are the responsibility of Landlord, (i) interest and principal payments for any loan and fees and costs associated with any financing or refinancing of mortgage debt on the Property, or debt associated with the Property, (j) any item for which reimbursement is actually made to Landlord from another source (e.g., insurance proceeds or payment from another tenant), (k) costs to perform Landlord's Work described on Exhibit C, (l) advertising and promotional expenses, (m) any expense or cost arising out of the gross negligence or willful misconduct of Landlord or due to any material breach by Landlord of any material warranty, representation or covenant of Landlord contained in this Lease, (n) Taxes, as defined below, (o) costs to perform Landlord's obligations under clauses (i) - (iii) of Paragraph 8(e) below, (p) any expense, the inclusion of which in Operating Expenses would duplicate another expense already included in Operating Expenses, and (q) expenses for any services provided to fewer than all of the tenants in the Project (but without regard to any particular tenant's actual use or not of any service made available to all tenants in the Project on a uniform basis).

(C) Operating Expenses shall be determined in accordance with GAAP.

(D) With respect to any calendar year in which the Project is not occupied to the extent of ninety percent (90%) of the RSF thereof, those Operating Expenses which fluctuate with occupancy (including, but not limited to, janitorial service, maintenance contracts, repairs, supplies, trash removal, management fees, utility services and the like) shall, for the purposes hereof only, be increased for such period to the amount which would have been incurred had the Project been occupied to the extent of ninety percent (90%) of the RSF thereof.

(iii) "Taxes" shall mean:

(A) All payments in lieu of taxes, real estate taxes, personal property taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Property and any improvements, fixtures and equipment of Landlord, real or personal, located in or around the Property.

(B) Any reasonable and appropriate expenses incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Property.

(C) If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Property, there shall be levied, assessed or imposed (i) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (ii) an Imposition measured by or based in whole or in part upon all or any part of the Property and imposed on Landlord, then all Impositions shall be deemed to be Taxes.

(D) "Taxes" shall not include any penalties or interest paid by the Landlord on account of taxes.

(f) Tenant Electric Charge. Notwithstanding the foregoing, Tenant shall pay directly to the electricity provider (or, upon Landlord's request to Landlord, on the first day of each calendar month with its installments of Monthly Base Rental) for all electricity used at or in connection with the Premises, including, but not limited to, electricity for lights, office machinery and equipment, computer equipment, any appliances, and air conditioning, other than electricity for operation of the Central Plant, which shall be included in Operating Expenses ("Tenant Electric"). If Landlord bills Tenant for electricity, then the current charge for Tenant Electric shall be based upon the same rate that Landlord is billed by the applicable utility company and consumption determined by an electric sub-meter at the Premises. If there is not presently an electric sub-meter at the Premises, Tenant shall install such a sub-meter at the Premises as part of Tenant's Improvements (as hereinafter defined)

(g) Adjustment for Partial Years. Should the Term commence at any time other than the first day or terminate on other than the last day of a calendar year the amount of Additional Rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

(h) Additional Rent not Base Rental. Tenant's payments of Additional Rent shall not be deemed payments of Base Rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

(i) Late Charge. Tenant acknowledges that Tenant's failure to pay Base Rental and Additional Rent promptly may cause Landlord to incur unanticipated costs which are impractical or extremely difficult to ascertain and may include, without limitation, processing and accounting charges and late charges imposed on Landlord by any ground lease, mortgage or deed of trust. As a result, if Landlord does not receive any payment within five (5) days of the due date, Tenant shall pay Landlord, a late charge equal to five percent (5%) of the overdue amount, which charge Landlord and Tenant agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment. Landlord's acceptance of the late charge shall in no event constitute a waiver of Tenant's default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies granted under this Lease and/or applicable law.

4. DELIVERY OF THE PREMISES.

(a) Landlord shall deliver possession of the Premises to Tenant for the purpose of completing the work described in Paragraph 4(b) hereof on the date of this Lease in compliance with the applicable building code, but otherwise in its "AS IS, WHERE IS" condition, except for  Landlord's obligation to complete the work described on Exhibit "C" attached hereto (the "Landlord's Work"), and  Landlord's ongoing maintenance and repair obligations set forth in this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date of this Lease, then, at the option of Tenant (1) the Commencement Date and the Expiration Date hereunder shall be postponed for the same period as the delay after the date of this Lease that Landlord is delayed in delivering possession to Tenant, or (2) this Lease shall be void. Tenant must elect which of those two (2) options it wishes to have apply by written notice to Landlord given within one (1) business day after the date of this Lease. If Tenant fails to timely notify Landlord of its election, then the option described in clause (1) shall apply.

(b) Tenant will complete the tenant improvements within the Premises as described in and in accordance with Exhibit "D" (the "Tenant Improvements") in a good and workmanlike manner, in compliance with all certificates, permits, and required approvals, applicable laws, statutes, ordinances, orders, codes, rules and regulators of all federal, state, county, city and local departments and agencies, including, without limitation, the Americans with Disabilities Act of 1990 (as amended) (collectively, the "Legal Requirements") and free of all construction liens and claims. All materials used by Tenant shall be new or like new. Tenant shall be responsible for obtaining all certificates of occupancy for the Premises and Landlord shall reasonably cooperate with Tenant in obtaining any such certificate at no out-of-pocket expense to Landlord.

(c) By taking possession of the Premises on or following the date of this Lease, Tenant shall be deemed to have accepted the Premises as being in good and satisfactory order, condition and repair for the use intended under this Lease, except for the completion of Landlord's Work. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, excepting damage thereto from fire or other casualty and ordinary wear and tear, condemnation, and from the negligence or misconduct of other tenants or of Landlord, its agents, employees, invitees, contractors, subcontractors and others for whom Landlord is legally responsible. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as otherwise expressly provided herein or agreed upon in writing by Landlord, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building or the Property except as specifically herein set forth in writing.

5. USE OF PREMISES BEFORE COMMENCEMENT DATE.

Tenant may, upon written notice to Landlord, without incurring any liability for payment of Rent, enter upon the Premises on and after the date of this Lease to construct the Tenant Improvements in the Premises, at Tenant's risk and expense, and subject to all other terms and conditions of this Lease, including, but not limited to, the insurance requirements set forth at Paragraphs 13 and 14 hereof. In exercising the foregoing rights, Tenant shall not cause any interference with or delay to Landlord or any of its employees, agents, representatives, contractors or invitees in performing any demolition or building systems work to the Building. Tenant's indemnity in Paragraph 15 shall apply to Tenant's entry under this Paragraph 5. Landlord and Tenant shall each use reasonable efforts to refrain from interfering with the other's work described herein.

6. USE.

(a) The Premises hereby leased may be used only for general office use, use as a call center, assembly of specimen collection kits and uses accessory and incidental thereto and no other uses. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

(b) Notwithstanding anything to the contrary provided in Paragraph 6(a), Tenant shall not use or occupy the Premises or any portion thereof, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Premises or any part thereof, that would, in any manner or respect:

(i) violate any certificate of occupancy or Legal Requirement in force relating to the Premises or the Rules (as hereinafter defined) or cause an unreasonable amount of use of any of the services provided in the Building;

(ii) make void or voidable any insurance then in force with respect to the Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Landlord or Tenant under this Lease;

(iii) cause structural or other injury to the Premises, or constitute a private or public nuisance or waste;

(iv) render the Premises incapable of being used or occupied after the expiration or sooner termination of the term of this Lease for the purposes for which the same were permitted to be used and occupied on the day upon which Tenant shall first open the Premises for business to the public, except for ordinary wear and tear and damage by fire or other casualty and repairs for which Tenant is not responsible under this Lease; and/or

(v) violate the provisions of Paragraph 9 hereof .

 7. TENANT'S CARE OF THE PREMISES.

(a) Tenant will take good care of the Premises and all of Tenant's Improvements and all other improvements constructed by Tenant and the fixtures and appurtenances therein, and will neither commit nor suffer any active or permissive waste or injury thereof. Tenant's responsibilities in conjunction therewith shall include, but not be limited to, the cleaning of draperies, the shampooing and/or re-stretching of the carpeting located in the Premises, and the regular painting and decorating of the Premises so as to maintain the Premises in good condition and repair in accordance with the standards within the Project. All such repair work and maintenance and any alterations permitted by Landlord or by this Lease without the requirement to obtain Landlord's consent shall be done at Tenant's sole cost and expense by persons requested by Tenant and, except as otherwise provided in Paragraph 7(b) below, consented to in writing by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises.

(b) Tenant will not, without Landlord's prior written consent, make alterations, additions or improvements in or about Premises and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Building or the Property. Notwithstanding the foregoing, and without any requirement to obtain Landlord's approval of the persons performing the work, Tenant may make reasonable, non-structural modifications and improvements to the interior of the Premises at any time that do not exceed an aggregate cost of $25,000 for all such modifications and improvements made within any six (6) month period. (For example, Tenant could not make non-structural modifications or improvements costing $20,000 in February of a particular year and then make additional non-structural modifications or improvements costing $15,000 in May of that same year without obtaining Landlord's consent, but could make non-structural modifications or improvements costing $25,000 in February of a particular year and then make additional non-structural modifications or improvements costing $25,000 in August of that same year without obtaining Landlord's consent.). All alterations, additions or improvements of a permanent nature made or installed by Tenant in the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by Tenant, and condemnation excepted, unless Landlord has agreed in writing, at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or early termination of the Lease.

(c) No later than the last day of the Term or earlier termination as provided herein, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or Building) in as good a condition as they were at the beginning of the Term, reasonable wear and tear, unrepaired casualty not caused by Tenant, condemnation and obligations of Landlord excepted. All property of Tenant remaining in the Premises after expiration or earlier termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

(d)

(i) Except as otherwise provided in Paragraph 7(b) above, in doing any work in the Premises Tenant will use only contractors, subcontractors or workers consented to by Landlord in writing prior to the time such work is commenced, such consent not to be unreasonably withheld. Further, in connection with any work in the Premises, including work of the type described in Paragraph 7(b) above, either (A) Tenant, at its expense, shall obtain prior to commencement of any work in the Premises a performance and payment bond from its contractor, on the latest edition of the A.I.A. form, covering such contractor's obligations, in which Landlord shall be named as a dual obligee, in the total amount of the cost of the work to be performed, or (B) ALL SUCH CONTRACTORS OR WORKERS APPROVED IN WRITING BY LANDLORD AND THEIR SUBCONTRACTORS AND MATERIALMEN WILL BE REQUIRED TO EXECUTE AND DELIVER TO LANDLORD (i) A FULL AND FINAL LIEN WAIVER WITH RESPECT TO THE WORK TO BE PERFORMED OR MATERIALS TO BE PROVIDED BY SUCH CONTRACTOR, WORKER, SUBCONTRACTOR OR MATERIALMAN IN ADVANCE OF PERFORMING ANY WORK IN OR PROVIDING ANY MATERIALS TO THE PREMISES, AND (ii) AN INSTRUMENT IN FORM AND SUBSTANCE SATISFACTORY TO LANDLORD, THE HOLDER OF ANY MORTGAGE COVERING ALL OR ANY PART OF THE PROPERTY AND ANY TITLE INSURANCE COMPANY INSURING TITLE TO ALL OR ANY PART OF THE PROPERTY, WHEREBY SUCH CONTRACTOR, ITS SUBCONTRACTORS AND ITS AND THEIR MATERIALMEN AGREE (IRRESPECTIVE OF ANY DEFAULT OR FAILURE TO PAY BY TENANT OR ANY SUCH CONTRACTOR, SUBCONTRACTOR OR MATERIALMAN) PROVIDING THAT THEY AND EACH OF THEM WILL LOOK SOLELY TO THE DEFAULTING PARTY AND/OR ANY EXISTING PAYMENT BOND, OR BOTH, FOR SATISFACTION UPON SUCH DEFAULT., AND NO CONTRACTOR, WORKER, SUBCONTRACTOR OR MATERIALMAN WILL BE PERMITTED TO COMMENCE ANY WORK IN OR PROVIDE ANY MATERIALS TO THE PREMISES UNTIL SUCH FULL AND FINAL LIEN WAIVER AND INSTRUMENT IS SO EXECUTED AND DELIVERED TO LANDLORD.

(ii) Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workmen if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens. All work shall be performed in accordance with the Legal Requirements. If Tenant fails to bond off in a manner reasonably acceptable to Landlord or otherwise release of record any such lien within 30 days after the filing thereof, Landlord may remove such lien by paying the full amount thereof or by bonding or in any other manner Landlord reasonably deems appropriate, without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of such lien, together with expenses incurred in connection therewith, including attorneys' fees. Nothing contained herein shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the laws of the State of Missouri.

(e) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

(f)

(i) Tenant, at its expense, shall comply with all present or future Legal Requirements affecting the Premises and with any reasonable requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Premises to the extent that the same shall affect or be applicable to (i) Tenant's particular manner of use of the Premises (as opposed to its mere use thereof), (ii) alterations and improvements made by Tenant, or (iii) a breach by Tenant of its obligations under this Lease, it being understood that Tenant shall not be, and Landlord shall be, responsible for complying with Legal Requirements or insurance requirements imposed on the Building generally and which would have to be complied with whether or not Tenant was then in occupancy of the Premises. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs unless necessitated by Tenant's acts or omissions or by reason of a particular use by Tenant of the Premises. Landlord shall be responsible for complying with all Legal Requirements affecting the design, construction and operation of the Building or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder.

(ii) The parties acknowledge that Title III of the Americans With Disabilities Act of 1990 and the regulations and rules promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Property depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the common areas, the Premises and the Property (except for compliance requirements triggered by the Tenant Improvements) (b) Tenant shall be responsible for ADA Title III compliance within the Premises to the extent compliance requirements are triggered by the Tenant Improvements, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations within the Premises made subsequent to the commencement of the Term at the request of Tenant.

 8. LANDLORD'S SERVICES AND OBLIGATIONS.

(a) Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall furnish the following services (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

(i) Air conditioning and heating (during heating and cooling seasons determined by Landlord) during Ordinary Business Hours within a temperature range of between 68 degrees F and 76 degrees F, but consistent with and subject to all Federal and local energy conservation regulations ("Building Standard HVAC Services"). Building Standard HVAC Services shall not include Tenant Specialized HVAC Systems or any HVAC service for any Tenant Specialized HVAC Systems. To the extent Tenant requires Building Standard HVAC Services beyond Ordinary Business Hours, then Tenant shall pay Landlord therefor such amount as Landlord and Tenant shall mutually agree upon from time to time; provided, however, until Landlord and Tenant mutually agree otherwise, the charge for Building Standard HVAC Services beyond Ordinary Business Hours shall be $54.00 per hour. To the extent any Tenant Specialized HVAC System requires Landlord to provide chilled water or any other service (other than any electricity already separately metered to the Premises), then Tenant shall pay Landlord therefor such amount as Landlord and Tenant shall mutually agree upon from time to time. "Tenant Specialized HVAC Systems" shall mean any special space conditioning systems or equipment required to accommodate tenant specific loads such as computer rooms, clean rooms or manufacturing cells or to accommodate environmental criteria such as temperature, humidity, and odor or particulate contamination control greater than that of a typical office environment. Tenant Specialized HVAC Systems shall not be considered a part of the Central Plant, and Tenant shall at Tenant's sole expense maintain Tenant's Specialized HVAC Systems in good order and repair. Anything in the foregoing to the contrary notwithstanding, Tenant shall have the right to access and use the Premises at all times and Landlord will supply (A) Building Standard HVAC Services at any time subject to scheduling with Landlord and to Tenant's payment of the charges for any Building Standard HVAC Services supplied beyond Ordinary Business Hours, and (B) any other mutually agreed upon service Tenant requires in connection with Tenant Specialized HVAC Systems subject to scheduling with Landlord and to Tenant's payment of the charges for such services as have been mutually agreed upon by Landlord and Tenant.

(ii) Such security services that Landlord shall elect to provide in its sole and absolute discretion (it being agreed that Landlord shall have no obligation to provide any security services).

(iii) Domestic potable water for drinking, lavatory or toilet purposes (but this shall not be construed as requiring Landlord to install plumbing facilities in the Premises).

(iv) Periodic changing of Building standard light bulbs in ceilings of the Premises. Tenant shall be responsible for all other light bulbs and the changing thereof.

(v) Janitorial service in accordance with Exhibit "E", Cleaning Specification, which is attached hereto.

(vi) Electricity to operate the Building and Property, and to operate the Premises during Ordinary Business Hours as described in the Rules by providing electric current in reasonable amounts necessary for normal office uses, lighting, and heating, ventilating and air conditioning ("HVAC"); PROVIDED, HOWEVER, all electrical costs to operate any Tenant Specialized HVAC Systems shall be at Tenant's sole cost and expense and shall not be included in Operating Costs.

(vii) Grounds care, including the sweeping of walks and parking areas and the maintenance of landscaping in a first class building manner.

(viii) General management, including supervision, inspections and management functions.

(b) The services provided for in Paragraph 8(a) herein are predicated on and are in anticipation of certain usage of the Premises by Tenant as follows:

(i) Services shall be provided for the Building during Ordinary Business Hours as described in the Rules.

(ii) That said usage of the Premises by Tenant will not require the HVAC system to function beyond design loads currently applicable to the Building.

(iii) Electric power usage and consumption for the Premises shall be based on office standard lighting acceptable to Landlord during Ordinary Business Hours and 110 volt service for small office machines and devices not exceeding 20 amp circuit requirements. Heavier power use items shall not be used or installed unless expressly permitted elsewhere in this Lease or upon Landlord granting its written consent thereto.

(iv) Should Tenant's total rated electrical design load in the Premises exceed the Building standard electrical design load of 5 watts per square foot on an RSF basis, as determined by Landlord from time to time, or if the Premises electrical design requires electrical service in excess of Tenant's allocated capacity on an RSF basis, as such capacity is determined by Landlord in Landlord's reasonable judgment, Landlord shall notify Tenant and Tenant shall conform to the Building standard. If Tenant fails to do so within a reasonable period of time following notice from Landlord, Landlord may (at Tenant's expense), if reasonably possible, install additional electrical equipment such as (but not limited to) panel boards, transformers, and switchgear (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed, then Landlord may install meter(s) (at Tenant's expense) as deemed necessary by Landlord to measure the electrical power provided through the Additional Electrical Equipment.

(c) If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant as Additional Rent a reasonable sum as reimbursement for the direct cost of such added services plus five percent (5%) for Landlord's overhead. In the event of disagreement as to the reasonableness of such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm selected by Landlord shall prevail.

(d) Unless due to Landlord's gross negligence or willful misconduct (in which case Landlord may be liable for direct damages, and direct damages only, incurred by Tenant), Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from any interruption in connection with the furnishing of services or utility services referred to herein, including, but not limited to, any interruption in services or utility services due to breakage, shortage of labor, shortage of fuel or for any other cause. Without limitation on the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord. In no event shall Landlord be liable for special, exemplary or consequential damages.

(e) During the Term, Landlord shall perform in a good and workmanlike manner in compliance with all applicable Legal Requirements, all maintenance, repairs and replacements to:  the structural components of the Premises, including without limitation the roof, roofing system, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Premises;  assure water tightness of the Premises (including caulking of the flashings) and repairs to the roof, roofing system, curtain walls, windows, and skylights if required to assure water tightness;  the plumbing, fire sprinkler, heating, ventilation and air conditioning systems, electrical and mechanical lines and equipment associated therewith;  elevators;  the exterior improvements to the Property, including walkways, shrubbery and landscaping;  the glass including cleaning and replacements; and  at no cost to Tenant and excluding the same from Operating Expenses, the Premises caused by the gross negligence or willful misconduct of Landlord, its agents, independent contractors, representatives or employees. Notwithstanding the foregoing, all electrical wiring and equipment in the Premises after the same leave the main circuit breaker board and enter the Premises shall be the responsibility of Tenant.

(f) Landlord shall have no obligation or liability with respect to or in any way connected with the Premises, or service to the Premises, except as set forth in this Lease. Landlord shall not be deemed to have committed a breach of any repair obligations unless it makes repairs negligently or fails or omits to make repairs which are its obligation under this Lease.

9. HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE.

(a) Definitions. As used in this Paragraph, the following terms have the indicated meanings:

(i) "Hazardous Material" means any chemical, compound, material, mixture, living organism or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "infectious waste", "toxic substance", "toxic substance", "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity, including any petroleum polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

(ii) "Environmental Laws" means any and all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of any "Governmental Authority" relating to any Hazardous Material or to any activity involving a Hazardous Material, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j, as all of the foregoing may be amended from time to time.

(iii) "Governmental Authority" means all federal, state, and local governmental agency, authorities, and courts.

(iv) "Remedial Work" means any investigation, monitoring, cleanup, containment removal, storage, or restoration work and any loss, cost, expense, claim or liability arising out of such work.

(b) Warranties. Throughout the term of this Lease, Tenant shall: (i) prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials on, under, in, above, to, or from the Premises, the Building or the Property, by Tenant, its agents, independent contractors, representatives and employees, other than in strict compliance with all applicable Environmental Laws and the terms of this Lease: (ii) conduct all activities of Tenant and of its agents, independent contractors, representatives and/or employees on the Premises in accordance with applicable Environmental Laws; (iii) not conduct any activities of Tenant and of its agents, independent contractors, representatives and/or employees on the Premises, the Building or the Property which is regulated as an activity subject to pre-treatment standards pursuant to 40 C.F.R. Section 403 et. seq.; (iv) obtain all permits required for its operations under any Environmental Law (and, if requested by Landlord, provide copies of permits, amendments and variances thereto to Landlord); (v) not conduct any operations of Tenant or of its agents, independent contractors, representatives and/or employees as to constitute hazardous waste treatment storage or disposal facilities pursuant to 42 U.S.C. Section 6924 or other similar Environmental Law; (vi) not install or operate, any underground storage tank; (vii) not install or operate any underground injection well; and (viii) conduct its operations and activities so as to not disrupt or interfere with any tenants of Landlord.

(c) Tenant's Indemnification. Tenant shall indemnify, defend, and hold Landlord harmless from and against: (i) any Remedial Work required under any Environmental Law or by any Governmental Agency in the Premises due to the activities of Tenant and/or its agents, independent contractors, representatives and/or employees or with respect to any activities of Tenant and/or its agents, independent contractors, representatives and/or employees in the Property, (ii) any breach of this Paragraph 9 of this Lease; and (iii) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises, or in the Property if due to the activities of Tenant. In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order due to the activities of Tenant and/or its agents, independent contractors, representatives and/or employees, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for any and all costs and expenses, including attorneys fees, related thereto upon demand. This provision shall expressly survive the expiration or earlier termination of the Lease. Landlord and Landlord's representatives are authorized to enter the Premises at any time to inspect the Remedial Work. Tenant shall keep Landlord apprised of all efforts to perform the Remedial Work and shall provide Landlord with copies of all correspondence, reports, or other documents pertaining to the Remedial Work within 48 hours of Tenant's receipt of such documentation.

(d) Notice. Tenant shall:

(i) within 24 hours after receipt of any notice, demands, lawsuits, or other correspondence (collectively, "Notices") from any Government Agency or private party with respect to Hazardous Materials or knowledge of any Notice or any of the circumstances described below, notify Landlord and provide Landlord with all copies of any such Notices and any other information known by Tenant, including, but not limited to, the following:

(A) The violation of any Environmental Law;

(B) The loss of any permit issued in accordance with any Environmental Law;

(C) Any action undertaken by any Government Agency or private party under or in accordance with any Environmental Law;

(D) The institution of any lawsuit under or in accordance with any Environmental Law by any Governmental Authority or any private party; or

(E) The service of a potentially responsible party demand letter from any private or Governmental party or Governmental Authority.

(ii) Notify Landlord immediately of any release, threatened release or discharge of Hazardous Materials on, under, to or from the Leased Premises, the Building or the Property.

(e) Right of Entry, Inspection, and Testing. Except in the event of any emergency (when Landlord may enter without notice of any kind provided that it will endeavor to give notice in advance or immediately thereafter if reasonable to do so), Landlord and its agents shall have the right to enter the Premises upon 24 hours notice to Tenant and inspect the Premises and Tenant's business operations. Landlord's entry and inspection shall not interfere with Tenant's normal business operations. Landlord shall be permitted to conduct tests and take samples at the Premises.

(f) Existing Environmental Building Materials. Tenant acknowledges that the Project may contain building materials which include asbestos containing materials and wall coverings which may include lead-based paints ("Existing Environmental Building Materials"). As of the date of this Lease, the Existing Environmental Building Materials do not violate applicable laws. Tenant accepts that fact that the Project may contain the Existing Environmental Building Materials. Landlord agrees to indemnify and hold Tenant harmless from any costs, expenses, or liabilities, including reasonable attorneys' fees, which may arise during the Term in connection with the Existing Environmental Building Materials.

(g) Landlord's Indemnification. Landlord agrees to indemnify and hold harmless Tenant from and against any loss, injury, expense or damage incurred or suffered by Tenant arising out of or from any Hazardous Materials introduced onto the Property by Landlord.

(h) Confirmation of Lucent Indemnification. Landlord agrees to provide Tenant with a confirmation in the form attached hereto as Exhibit I of the agreement of Lucent Technologies Inc. to extend to Tenant the benefit of Lucent's indemnification obligations set forth in that certain Environmental Representations, Warranties, Indemnification and Release Agreement dated September 26, 1997 between Lucent Technologies Inc. and Landlord.

(i) Rent Abatement. In the event the performance of any Remedial Work in the Premises, the need for which did not arise out of any activities of Tenant and/or its agents, independent contractors, representatives and/or employees in the Property, renders the Premises untenantable in whole or in part (as determined by an independent architect mutually acceptable to Landlord and Tenant), then so long as any portion of the Premises remains untenantable, and provided Tenant does not occupy any portion of the Premises that is untenantable during such period of untenantability, the Rent, Additional Rent and other periodic charges due from Tenant under this Lease shall abate in proportion to that portion of the Premises that is untenantable.

10. ASSIGNMENT AND SUBLEASE.

(a) Except as set forth herein, Tenant shall not sublet any part of the Premises, nor assign, pledge or encumber this Lease or any interest herein, without the prior written consent of Landlord, which consent may not be unreasonably withheld by Landlord. Landlord shall be entitled to deny consent to an assignment or sublease if, by way of illustration but not limitation, the financial statements of the proposed assignee or sublessee are unsatisfactory. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. In the event a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder, but rather Tenant and its transferee shall be jointly and severally liable therefor. In the event Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any rent or other cost to the assignee or subtenant, less reasonable expenses incurred by Tenant to effectuate the assignment or sublease (including, but not limited to, brokerage commissions and tenant allowances or concessions), for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal and accounting services required to accomplish such assignment or subletting, as the case may be. Any transfer, assignment or sublease of all or any portion of the Premises or Tenant's interest under this Lease made without Landlord's consent shall be void and of no force or effect. Landlord's consent to any sublease or assignment hereunder shall not waive Landlord's rights as to any subsequent sublease or assignment.

(b) Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date such proposed transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by such proposed transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c) Unless Tenant is a publicly traded corporation or partnership, the sale or transfer of Tenant's voting stock (if a corporation) or partnership interests (if a partnership) resulting in the transfer of control of a majority of such stock or interests shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Further, unless Tenant is a publicly traded corporation or partnership and the surviving entity of any merger or consolidation involving Tenant is also a publicly traded entity, the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

(d) Any assignment or sublease by Tenant to a Tenant Affiliate (as such term is defined below) shall be made on prior notice to Landlord but shall not require the consent of Landlord. Any such sublease or assignment shall otherwise be subject to all of the terms and conditions of this Paragraph 10. For purposes of this Lease, the term "Tenant Affiliate" shall mean any parent or wholly owned subsidiary of Tenant or any corporation succeeding to substantially all of the assets of Tenant by way of sale, merger or other reorganization, provided that the successor has a tangible net worth equal to or better than the tangible net worth of Tenant as of the date of this Lease.

(e) In the event of any assignment of this Lease or sublease of all or part of the Premises, Tenant shall not be released from any of its obligations under this Lease.

11. DAMAGE OR DESTRUCTION.

(a) Tenant shall promptly notify Landlord of any damage to the Premises or the Building occasioned by fire, the elements, casualty or any other cause. If more than twenty-five percent (25%) of the Premises are destroyed or substantially damaged by storm, fire, earthquake or other casualty or any other cause, either Landlord or Tenant shall have the option to cancel this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty or any other cause by giving written notice to the other within sixty (60) days from the date of such damage or destruction.

If the option to cancel this Lease is not elected by either Landlord or Tenant, then Landlord shall commence the process of restoration of the Premises (as limited by 11(d) below) to a tenantable condition within sixty (60) days from the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises using standard working methods and procedures.

In the event Landlord fails to complete such restoration with reasonable diligence within two hundred forty (240) days of the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, as described above, this Lease may be terminated upon written notice from either party to the other given not more than ten (10) days following the expiration of said two hundred forty (240) day period. In the event such notice is not given, then this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are in Landlord's judgment substantially repaired). In the event such damage or destruction occurs within six (6) months of the expiration of the Term, Tenant may, at its option on written notice to Landlord given within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage. Tenant shall not have the right to cancel this Lease if the damage to the Premises is the result of Tenant's willful misconduct.

(b) Unless this Lease is terminated pursuant to Paragraph 11(a) above, in the event of damage to the Premises or the Building occasioned by fire, the elements, casualty or any other cause, Landlord shall, subject to the rights of Landlord's mortgagee and zoning laws and building codes then in existence, commence and thereafter pursue diligently and as expeditiously as practicable, the repair and restoration of damage to the Premises, using standard working methods and procedures; provided, however, that for purposes of this Paragraph 11, Landlord shall not be obligated to commence any repair or restoration unless and until insurance proceeds are actually received by Landlord and Landlord's repair obligations shall be limited to the extent of the insurance proceeds actually received by Landlord therefor which have not been required by the holder of any mortgage or deed to secure debt encumbering any portion of the Property to be applied toward the reduction of any indebtedness secured by the Property. Notwithstanding the foregoing, if Landlord fails to complete the restoration within three hundred sixty (360) days from the date of the casualty, then Tenant may, by written notice to Landlord given at any time prior to the earlier of (i) thirty (30) days after the expiration of such three hundred sixty (360) day period, and (ii) completion of repairs and restoration, terminate this Lease.

(c) To the extent Landlord receives proceeds under its loss of rents insurance coverage, and only to such extent (unless a failure of Landlord to receive loss of rents proceeds is due to a failure of Landlord to maintain loss of rents insurance equal to twelve (12) months rent for the gross rent roll of the Project), the Rent, Additional Rent and other periodic charges due from Tenant under this Lease shall abate in proportion to that part of the Premises rendered unfit for use in Tenant's business as a result of such damage or casualty. The nature and extent of interference to Tenant's ability to conduct business in the Premises shall be considered in determining the amount of said abatement, and the abatement shall commence and continue from the date the damage occurred until ten (10) days after the date Landlord substantially completes the repair and restoration of the Premises and gives notice to Tenant that said repairs and restoration are substantially completed, or until Tenant again uses the Premises or the portions thereof rendered unusable, whichever occurs first.

(d) Notwithstanding anything to the contrary contained or implied elsewhere in this Lease, Landlord is not and shall not be obligated to repair or restore damage to Tenant's trade fixtures, furniture, furnishings, equipment or other personal property, or any Tenant's Work or other improvements made to the Premises by Tenant.

(e) If during the Term of this Lease, the Building is so damaged by fire or other casualty or any other cause (regardless of whether the Premises also are damaged) such that (i) in Landlord's reasonable judgment repair and restoration of the Building is not economically feasible; (ii) the holder of any mortgage or deed to secure debt encumbering the Building or the Property shall not allow adequate insurance proceeds to be made available for repair and restoration; (iii) the damage is not covered by Landlord's insurance; (iv) the zoning laws or building codes then in existence will not permit the reconstruction of the Building as of right (without variance); or (v) the Lease is in the last twelve (12) months of its Term, then Landlord may cancel this Lease by giving written notice thereof within sixty (60) days after Landlord knows of the damage to the Building or said mortgagee notifies Landlord of its decision regarding the use of insurance proceeds for restoration, whichever is later. Any such cancellation notice must specify the cancellation date, which shall be at least thirty (30) but no more than sixty (60) days after the date notice of cancellation is given.

(f) If either party cancels this Lease as permitted under this Paragraph 9, then this Lease shall end on the date specified in the cancellation notice. The Rent, including any Additional Rent, and other charges shall be payable up to the cancellation date, after taking into account any applicable abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent and Additional Rent (after taking into account any applicable abatement), plus the Security Deposit, if any, less any sums then owing by Tenant to Landlord.

12. CONDEMNATION.

If all of the Premises, or a part of such Premises such that the Premises in the judgment of Architect are untenantable, are taken by exercise of the power of eminent domain or other similar proceeding (or are conveyed by Landlord in lieu of such taking), this Lease will terminate on a date which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. In the event of a partial taking where this Lease is not terminated, the Base Rental and Additional Rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking. In the event of any such taking, the entire award relating to the Building or the Property will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority, so long as Landlord's award is not reduced or otherwise impacted as a consequence of such claim, for Tenant's moving expenses, unamortized leasehold improvements and trade fixtures owned by Tenant and interruption to Tenant's business.

13. INSURANCE.

(a) Tenant shall carry (at its sole expense from and after the date hereof and during the Term) the following insurance:

(i) Commercial property insurance with special causes of loss coverage (including earthquake and flood insurance as appropriate), or its equivalent, insuring Tenant's interest in its improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time, less a reasonable deductible;

(ii) boiler comprehensive form insurance covering fired pressure vessels and machinery of 10 or greater horsepower (and air conditioner/air compressor unit coverage as applicable), if any, exclusively servicing the Premises, in an amount reasonably designated by Landlord, for and in the name of Tenant and Landlord as their respective interests may appear.

(iii) workers' compensation insurance as required by applicable law and employer's liability coverage of $100,000 for each accident, $500,000 disease policy limit, and $100,000 disease, each employee limit; and

(iv) commercial general liability insurance containing coverages reasonably acceptable to Landlord, insuring Tenant, Landlord, Landlord's mortgagee and any other person designated by Landlord against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the use or occupancy of the Premises by Tenant, its employees, agents, representatives or contractors, such policy to have a $1,000,000 per occurrence, $2,000,000 aggregate, and $5,000,000 umbrella with a per location aggregate for policy and umbrella for any bodily injury or property damage occurring as a result of or in conjunction with the above, which liability insurance shall (A) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is not excess and is non-contributing with any insurance requirement of Tenant; (B) contain cross-liability endorsements or a severability of interest clause acceptable to Landlord; and (C) specifically cover the liability assumed by Tenant under this Lease including, without limitation, Tenant's obligations under Paragraph 15(a).

The insurance required in subparagraph (iv) above shall name Landlord, Townsend Capital, LLC, Landlord's mortgagee and any other person designated by Landlord as additional insureds. All said insurance policies shall be carried with companies licensed to do business in the State of Missouri reasonably satisfactory to Landlord, shall be written on an occurrence basis, and shall be noncancellable except after thirty (30) days' written notice to Landlord. Duly executed certificates of such insurance on the ACORD form and otherwise, in form reasonably acceptable to Landlord, shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. Each insurance policy will contain a provision requiring thirty (30) days prior written notice to Landlord and any named insured if the policy is cancelled or not renewed.

(b) Throughout the making of any alterations or improvements (other than mere decorations) by Tenant, its agents, contractors or employees, Tenant's contractor(s), at its expense, shall carry or cause to be carried (i) workmen's compensation insurance in statutory limits, covering all persons employed in connection with such alteration or improvements, (ii)  builder's risk insurance covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the making of such alterations or improvements, and (iii) commercial general liability insurance, with completed operations endorsement, covering any occurrence in or about the Premises in connection with such improvements, which commercial general liability insurance policy shall have a per occurrence limit of $1,000,000, aggregate $2,000,000, and umbrella of $5,000,000 with a per location aggregate for policy and umbrella, and a deductible no higher than $25,000. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of its improvements and, on request, at reasonable intervals thereafter. Evidence of such insurance in ACORD Form 27 format and signed by a reputable insurance agent shall be delivered to Landlord prior to the commencement of any such alterations or improvements. Each policy shall name Landlord, Townsend Capital, LLC, and Landlord's mortgagee as an additional insured and shall contain a provision requiring thirty (30) days prior written notice to Landlord and any named insured if the policy is cancelled or not renewed.

(c) Landlord shall maintain (and shall be reimbursed by way of the Operating Expense reimbursements provided for in Paragraph 3), at a minimum, the following:

(i) commercial property insurance, with special causes of loss coverage for the Building in an amount equal to 100% of the full replacement value of the Building and providing loss of rents coverage equal to twelve (12) months rent for the gross rent roll of the Project. Landlord shall have the right to include the Building within a blanket policy of insurance including the Building and other locations . Tenant shall not be responsible for co-insurance, but the deductible shall be includible in Operating Expenses.

(ii) commercial general liability insurance insuring Landlord against any and all liability for injury to or death of a person or persons and for property damage occasioned by or arising out of the acts or omissions of Landlord, its employees, agents representatives or contractors, such policy to have a $1,000,000 per occurrence, $2,000,000 aggregate, and $5,000,000 umbrella with a per location aggregate for policy and umbrella for any bodily injury or property damage occurring as a result of or in conjunction with the above.

 14. SUBROGATION AND WAIVER.

Anything in this Lease to the contrary notwithstanding, to the full extent permitted by law, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers, or employees, for any loss or damage that may occur to the Premises or the Property, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent such loss or damage is covered by the terms of a valid and collectible commercial property insurance policy with special causes of loss coverage in effect at the time of such loss regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants, or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of commercial property insurance policy with special causes of loss coverage carried in connection with the Property and the Premises; provided that the foregoing waiver by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then, at the other party's option, the other party's waiver shall be deemed rescinded until such waiver is either obtained or reinstated.

15. INDEMNIFICATION AND HOLD HARMLESS.

(a) Tenant does hereby agree to defend, indemnify and hold Landlord harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or in connection with the condition, use or occupancy of the Premises, or in any way arising out of any activities in or about the Premises, the Building or other portions of the Property, of Tenant, its assignees or subtenants or of the respective agents, employees, licensees, contractors or invitees of Tenant or its assignees or subtenants, and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys' fees) incurred by Landlord in connection therewith, excepting however, liability caused by or resulting from the gross negligence or willful misconduct of Landlord or its agents, employees, licensees or contractors.

(b) Tenant covenants and agrees that, on and after the date hereof, Landlord shall not be liable to Tenant for any injury to or death of any person or persons or for damage to any property of Tenant, or any person claiming through Tenant, arising out of any accident or occurrence in or about the Premises or other portions of the Building or the Property, including, but not limited to, injury, death or damage caused by the Premises or other portions of the Building or the Property becoming out of repair or caused by any defect in or failure of equipment, pipes or wiring, or caused by broken glass, or caused by the backing up of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, or caused by fire or smoke, or caused by the acts or omissions of other tenants and occupants of the Building , excepting, however, liability caused by or resulting from the gross negligence or willful misconduct of Landlord, or its agents, employees or representatives.

(c) Tenant agrees to report in writing to Landlord any defective condition in or about the Premises known to Tenant, and in each instance further agrees to attempt to contact Landlord by telephone as soon as may be reasonable and practicable under the circumstances.

(d) The obligations of Landlord and Tenant under this Paragraph 15 shall survive the expiration or earlier termination of this Lease.

16. SUBORDINATION AND NON-DISTURBANCE.

(a) This Lease is and shall be subject and subordinate to all ground leases, deeds of trust and mortgages (collectively, "Mortgages") which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages; provided, that at Landlord's election, this Lease shall be superior to any or all Mortgages. Notwithstanding the foregoing, any subordination of this Lease to any future Mortgage affecting the Premises is expressly subject to the conditions of non-disturbance provided under this Lease. These provisions are self-executing and no further instrument shall be required to establish such subordination or superiority. Prior to the date of this Lease, Landlord shall obtain and deliver to Tenant from Landlord's present mortgagee a written subordination, attornment and non-disturbance agreement in the form attached hereto as Exhibit "H". Upon its receipt thereof, Tenant agrees to execute and deliver the same back to Landlord. As an express condition of Tenant's agreement to subordinate this Lease to any future Mortgage, Landlord shall obtain and deliver to Tenant from any future mortgagee, trustee, fee owner, prime lessor or any person having an interest in the Premises superior to this Lease ("Mortgagee") such Mortgagee's customary form of written subordination, non-disturbance and attornment agreement in recordable form providing, among other things, that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner or such customary terms and conditions as such Mortgagee may reasonably require, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder.

(b) After receiving notice and a notice address from any Mortgagee, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Mortgagee. Any such Mortgagee shall have thirty (30) days for the cure of any such default and if such default cannot reasonably be cured within such thirty (30) days, then Mortgagee shall have thirty (30) days within which to commence a cure and provided such Mortgagee is proceeding diligently, such longer period as may be reasonably necessary to complete such cure. The curing of any of Landlord's defaults by such Mortgagee shall be treated as performance by Landlord.

(c) With respect to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the non-payment of such Rent.

(d) If the Mortgagee, or any party deriving its interest therefrom shall succeed to the rights of Landlord in the Premises or under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then Tenant shall attorn to and recognize such party succeeding to Landlord's rights (the party so succeeding to Landlord's rights herein sometimes called the "Successor Landlord") as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to confirm such attornment. This Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant, and all of the terms, conditions and covenants set forth in this Lease shall be applicable after such attornment, except that the Successor Landlord shall not:

(i) be liable for any previous act or omission of Landlord under this Lease;

(ii) be subject to any offset that shall have theretofore accrued to Tenant against Landlord; or

(iii) be bound by:

(A) any previous modification of this Lease, not expressly provided for in this Lease unless consented to by such Successor Landlord; or

(B) any previous prepayment of more than one (1) month's Rent or any Additional Rent then due, unless such prepayment shall have been expressly approved in writing by the Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

The provisions for attornment set forth in this Paragraph 16(d) shall be self-operative and shall not require the execution of any further instrument. However, any Mortgagee and/or any other party to whom Tenant agrees to attorn as aforesaid reasonably requests a further instrument confirming such attornment, Tenant agrees to execute and deliver the same within twenty (20) days after a request is made to do so in accordance with the provisions of this Lease.

17. LANDLORD'S RIGHT OF ENTRY.

Landlord, its agents or employees may enter the Premises at all reasonable times (including Ordinary Business Hours), and at any time in the event of an emergency: (a) to exhibit the Premises to prospective purchasers or tenants of the Building or the Premises; (b) to inspect the Premises to see that Tenant is complying with its obligations hereunder; (c) to make repairs, alterations, improvements and additions required of Landlord under the terms hereof, or that are advisable in Landlord's determination to preserve the integrity, safety and good order of all or any part of the Premises or the Building, including any systems serving the Building which run through the Premises, or which may be necessary to comply with applicable laws, ordinances or other requirements of any governmental entity or agency having jurisdiction; (d) to provide janitorial or other services required under this Lease; and (e) to remove any alterations, additions or improvements made by Tenant in violation of Paragraph 7(b) hereof; and (f) during the last six (6) months of the Term, and then only in the event that Tenant has permanently vacated the Premises at such time, to perform demolition work therein. Landlord shall give twenty-four (24) hours notice in advance whenever reasonable and practicable to do so, and if advance notice is not reasonable or practicable, Landlord shall give notice following its entry into the Premises as soon as reasonable and practicable to do so. Except in the event of an emergency, Tenant shall be entitled to have a representative of Tenant accompany Landlord, its agents or employees during such times as they, or any of them, are in the Premises. In all events, entry shall be done in a fashion to minimize to the extent practicable any disruption with Tenant's business and employees.

18. DEFAULTS; REMEDIES.

(a) The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

(i) The Rent due from Tenant hereunder is not paid within five (5) business days after the date due (provided, however, not more frequently than twice in any consecutive twelve (12) month period, Landlord agrees to give Tenant written notice of Tenant's failure to timely make a payment of Rent and Tenant shall have five (5) business days from the date such notice is deemed to have been received pursuant to Paragraph 29 hereof to make such payment of Rent before an event of default shall be deemed to have occurred) or any other sum of money due from Tenant hereunder is not paid within five (5) business days after written notice from Landlord;

(ii) The Premises are abandoned pursuant to Section 441.065 R.S.Mo.;

(iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant's assets;

(iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within fifteen (15) days after Tenant has notice of the filing of such lien;

(v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions, and Rules and Regulations herein contained to be observed, performed and kept by Tenant and persists in such failure after ten (10) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than ten (10) days to rectify, unless Tenant commences rectification within the ten (10) day period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than forty-five (45) days after such notice);

(vi) If all or any part of this Lease shall be assigned, or if all or any part of the Premises shall be sublet, either voluntarily or by operation of law, except in strict accordance with the requirements of Paragraph 11 hereof;

(vii) If Tenant shall default with respect to any other lease or other written agreement between Landlord and Tenant;

(viii) Tenant or any guarantor of Tenant's obligations ("Guarantor") (if either is a corporation) is liquidated or dissolved or its charter expires or is revoked, or Tenant or Guarantor (if either is a partnership or business association) is dissolved or partitioned, or Tenant or Guarantor (if either is a trust) is terminated or expires, or if Tenant or Guarantor (if either is an individual) dies.

(b) Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following:

(i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

(ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term, discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord's costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to termination of this Lease, eviction of Tenant and the reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

(iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, with or without advertisement, by private negotiations or otherwise, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord's damages under the Lease. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, brokerage and attorneys' fees and expenses) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due from Tenant to Landlord hereunder which is not recovered from reletting or due to inability to relet the Premises. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting. No re-entry or taking possession of the Premises by Landlord, as provided in this Paragraph, shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant). Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach in the manner provided in this Paragraph; and/or

(iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; and/or

(c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of any damages incurred, or of any of the other remedies provided herein or available, at law or in equity. Landlord agrees to exercise commercially reasonable efforts to mitigate its damages resulting from Tenant's default; provided, however, so long as Landlord has exercised commercially reasonable efforts to mitigate its damages, Landlord shall not be liable to Tenant for, nor shall Tenant's liability to Landlord be diminished by, Landlord's inability to relet the Premises. Landlord shall be deemed to have exercised commercially reasonable efforts to mitigate its damages if Landlord offers to relet the Premises in their then "as is" condition without offering any allowance for any leasehold improvements thereto.

(d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, or at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, or at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules and Regulations now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the termination in any way of this Lease or after the giving of any notice of termination, shall reinstate, continue or extend the term or affect any notice given to Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent or other amounts due Landlord, and such payment shall not waive or affect such notice, suit or judgment.

(e) Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease required to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence. Tenant shall also have any and all rights available under the laws of the state in which the Premises are situated. Without limiting the generality of the foregoing, if Landlord's default constitutes a failure of Landlord to perform its obligations under this Lease, such failure renders the Premises untenantable in whole or in part (as determined by an independent architect) and Landlord has not cured (or commenced to cure) such failure within the time frames set forth above, Tenant may take such actions as are reasonably necessary to render the Premises tenantable, in which event Tenant shall be entitled to recover from Landlord all reasonable, out of pocket amounts expended by Tenant in connection therewith, and if Landlord fails to pay to Tenant such amounts within thirty (30) days after written demand therefor accompanied by documentation of the amounts expended, then Tenant shall be entitled to deduct such amounts from Rent owed by Tenant to Landlord (Tenant agreeing, however, that the maximum amount Tenant shall be entitled to deduct from any single monthly payment of Rent shall not exceed twenty-five percent (25%) of such monthly payment). Notwithstanding the foregoing, Tenant shall not be entitled to offset against Rent any amount which Landlord in good faith disputes as being owed to Tenant until such time as Tenant's entitlement to such disputed amount has been determined by a court of competent jurisdiction; provided, however, (i) if the disputed amount is less than $25,000, the parties agree to arbitrate the issue before a single arbitrator in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association in lieu of submitting the dispute to a court of competent jurisdiction, and (ii) if there are less than six (6) months remaining in the Term of the Lease, Tenant may offset the disputed amount against Rent and pay the disputed amount either into the registry of the court or into an escrow account maintained by the American Arbitration Association, as applicable. At such time as the dispute has been resolved, the amount held by the court or the American Arbitration Association, together with any interest that has been earned thereon, shall be paid to the party determined to be entitled thereto.

19. SURRENDER; HOLDING OVER.

On the expiration or earlier termination of this Lease, Tenant shall yield up the Premises to Landlord in the same condition and repair in which the Premises were on the Commencement Date, or as the same may have been improved during the Term, reasonable wear and tear, obsolescence excepted, and subject to fire and casualty and condemnation which shall be governed by the applicable provisions of this Lease. Tenant shall not be required to remove any Tenant Improvements or alterations or other improvements to the Premises permitted by Landlord unless Landlord's consent thereto was conditioned in writing upon removal thereof. Tenant shall, however, have the right to remove any trade fixtures or equipment, provided it shall repair any damage to the Premises resulting therefrom.

If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Base Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last full month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration or earlier termination of the Term.

20. QUIET ENJOYMENT.

Landlord covenants that if and for so long as Tenant pays the Rent and performs the covenants and conditions and is otherwise in full compliance with the terms hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the terms hereof and matters of record affecting the Property.

21. MUTUAL REPRESENTATION OF AUTHORITY.

(a) Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and each party makes these representations knowing that the other party will rely thereon.

(b) The signatories on behalf of Landlord and Tenant further represent and warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

22. LANDLORD'S LIABILITY.

Tenant hereby agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord's interest, which is in any manner related to this Lease, the Premises, or Tenant's use or occupancy of the Premises, whether at law or in equity, shall be satisfied only out of Landlord's interest in the Property and neither Landlord nor any of its partners, Affiliates or Affiliated Officers shall have any personal liability under this Lease.

23. REAL ESTATE BROKERS.

(a) Tenant represents that Tenant has engaged Kessinger Hunter ("Tenant's Broker") pursuant to an Exclusive Representation Agreement (whose commission shall be paid by Landlord pursuant to separate agreement), in connection with this Lease, and has engaged no other broker in connection with this Lease, and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

(b) Landlord represents that Landlord has dealt directly with and only with Grubb & Ellis/The Winbury Group ("Landlord's Broker")(whose commission shall be paid by Landlord pursuant to separate agreement), in connection with this Lease and Landlord hereby agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Landlord's breach of this representation.

24. ATTORNEYS' FEES.

In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees of the prevailing party.

25. ESTOPPEL CERTIFICATE.

At any time during the period beginning with the execution of this Lease and ending with the termination of this Lease, Tenant shall, within ten (10) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee, Lessor, or any prospective purchaser or transferee of the Property, the Building, or both (as designated by Landlord), or any mortgagee or prospective mortgagee of such prospective purchaser or transferee, an estoppel certificate in recordable form, or in such other form as Landlord may from time to time require, on a form prepared by the requesting party evidencing (a) whether or not this Lease is in full force and effect; (b) whether or not this Lease has been amended in any way (and indicating any such amendments); (c) whether or not Tenant has accepted and is occupying the Premises; (d) whether or not there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; (f) the specific dates of any milestone dates contained in the Lease; and (g) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee, or any Lessor.

26. NO RECORDING.

Landlord and Tenant agree not to record this Lease. However, upon (a) Tenant's written request, which request shall be accompanied by (i) a Memorandum of Lease and (ii) a Termination of Memorandum of Lease, both of which shall be in form and substance acceptable to Landlord and executed by Tenant in recordable form, and (b) Landlord's receipt from Landlord's mortgagee of such mortgagee's consent to the recording of a Memorandum of this Lease (which consent Landlord agrees to request), Landlord agrees to execute, acknowledge, and return to Tenant such Memorandum of Lease. Tenant shall thereafter be entitled to record such Memorandum of Lease, at Tenant's sole cost. Upon termination of this Lease by expiration or otherwise, Landlord is hereby authorized, without the necessity of obtaining any further consent of Tenant, to record the Termination of Memorandum of Lease to release of record such Memorandum of Lease.

27. WAIVERS; CONSENT TO JURISDICTION.

LANDLORD AND TENANT EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OR INJURY OR DAMAGE. TENANT HEREBY WAIVES ANY RIGHT TO FILE A NON-MANDATORY COUNTERCLAIM AGAINST LANDLORD IN ANY SUMMARY DISPOSSESS OR SIMILAR PROCEEDING. TENANT AGREES THAT ANY ACTION BROUGHT IN CONNECTION WITH THIS LEASE MAY BE MAINTAINED IN ANY COURT OF COMPETENT JURISDICTION IN JACKSON COUNTY, MISSOURI.

28. GOVERNING LAW.

This Lease shall be construed and interpreted in accordance with the laws of the state where the Premises are located, except for its conflict of law rules.

29. NOTICES.

Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail return receipt requested, or overnight delivery service, to the following:

If to Tenant:

LabOne, Inc.
10101 Renner Boulevard
Lenexa, Kansas 66219
Attention: John McCarty

with a copy to:

Joseph C. Benage, Esquire
General Counsel
LabOne, Inc.
10101 Renner Boulevard
Lenexa, Kansas 66219

If to Landlord:

Townsend Summit, LLC
c/o Townsend Capital, LLC
210 West Pennsylvania Avenue
Suite 700
Towson, MD 21204
Attention: Judith S. Waranch, Esquire

with a copy to:

Ballard Spahr Andrews & Ingersoll
1735 Market Street
Philadelphia, PA 19103
Attention: Bart I. Mellits, Esquire

Notice shall be deemed to have been given on the date received or refused, if delivered personally or by overnight delivery service, or, if mailed, three (3) business days after the date postmarked.

30. COUNTERPARTS.

This Lease may be executed in one or more counterparts each one of which shall be deemed an original.

31. ENTIRE AGREEMENT.

THIS LEASE CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES, THERE BEING NO OTHER TERMS, ORAL OR WRITTEN, EXCEPT AS HEREIN EXPRESSED. THE FAILURE OF EITHER PARTY TO INSIST IN ANY INSTANCE ON STRICT PERFORMANCE OF ANY COVENANT OR CONDITION HEREOF, OR TO EXERCISE ANY OPTION HEREIN CONTAINED, SHALL NOT BE CONSTRUED AS A WAIVER OF SUCH COVENANT, CONDITION OR OPTION IN ANY OTHER INSTANCE. NO MODIFICATION OF THIS LEASE SHALL BE BINDING ON THE PARTIES UNLESS IT IS IN WRITING AND SIGNED BY BOTH PARTIES HERETO.

32. SEVERABILITY AND INTERPRETATION.

(a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

33. HEIRS, SUCCESSORS, AND ASSIGNS; PARTIES.

(a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective permitted successors, heirs, legal representatives and assigns, it being understood that the term "Landlord" as used in this Lease means only the owner or prime lessee (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property or assignment of the prime lease (or of any ground lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, assignee, or the ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. Should the Property and the entire Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to attorn (and execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party) to any such succeeding party.

(b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

34. SURVIVAL.

Except as otherwise set forth herein, any obligations of Tenant and Landlord, as set forth herein (including, without limitation, Tenant's rental and other monetary obligations, repair obligations, and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease.

35. FORCE MAJEURE.

Landlord and Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease (excluding the payment of Rent, Additional Rent or any other charges payable under this Lease) when prevented from so doing by causes beyond its reasonable control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

36. TIME OF THE ESSENCE .

All time for payments and performance herein and all notice and cure periods are of the essence of the agreement between the parties hereto.

37. HEADINGS.

The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

38. RULES AND REGULATIONS.

The Rules and Regulations set forth in Exhibit "G" (the "Rules") are a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon five (5) business days advance written notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules. In the event of any breach of any Rules , Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord agrees to use commercially reasonable efforts to uniformly enforce all Rules against all tenants in the Project, but Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules.

39. LEASE BINDING UPON DELIVERY; NO OPTION .

Submission of this Lease for examination and negotiation does not constitute an option to lease or reservation of space for the Premises. This Lease shall be effective only when executed by both parties and received by Landlord. If this Lease has been submitted to Tenant in form already signed by Landlord, it evidences only Landlord's offer to enter into this Lease on the exact terms provided as delivered, which offer may be revoked at any time and which may additionally expire at any certain time established by Landlord in writing.

40. TENANT'S FINANCIAL STATEMENTS.

Tenant shall, within ninety (90) days of the end of each fiscal year of Tenant, deliver to Landlord a current balance sheet and statement of profit and loss for the preceding year prepared and reviewed by an independent certified public accountant in accordance with generally accepted accounting principles consistently applied.

41. SECURITY DEPOSIT.

So long as Tenant's net worth is at least $30,000, 000, Tenant shall not be required to make a security deposit under this Lease. At such time, if ever, that Tenant's net worth drops below $30,000,000, however, Tenant shall immediate deposit with Landlord (either in cash or by irrevocable letter of credit in form and substance reasonably satisfactory to Landlord) the sum of $100,000.00 (the "Security Deposit"). The Security Deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be performed. Landlord shall not be required to hold the Security Deposit as a separate fund, but may commingle it with other funds. If at any time during the term any Rent payable by Tenant shall be overdue, or if Tenant fails to perform any of the other terms, covenants or conditions to be performed by Tenant, then Landlord, at its option, may appropriate and apply all or any portion of the Security Deposit to the payment of any such overdue Rent and to the compensation of Landlord for loss or damage sustained by Landlord due to a breach by Tenant as aforesaid, without prejudice to Landlord's other remedies. Should all or any part of the Security Deposit be appropriated and applied by Landlord as provided above, then Tenant shall, upon demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the same to the original sum deposited. Should Tenant comply with all of the terms, covenants and conditions of this Lease binding on Tenant, the Security Deposit shall be returned in full to Tenant at the expiration of the term; PROVIDED, HOWEVER, (i) Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) may deliver the funds deposited hereunder to the purchaser of the interest of Landlord (or the then grantor or transferor) in the Building or part thereof if such interest is sold, and thereupon Landlord (or the then grantor or transferor) shall be discharged from any further liability with respect to such deposit; and (ii) upon the foreclosure of any first mortgage encumbering the Building or any part thereof or a conveyance in lieu of foreclosure, the party who succeeds to title by reason thereof shall have no obligation for the return of the Security Deposit.

42. TENANT'S RIGHT OF FIRST REFUSAL.

(a) During the Term, and provided an uncured Event of Default does not then exist under this Lease, Tenant shall have a continuing right of first refusal to lease (i) any additional space in the Building which is adjacent to the Premises, and (ii) subject to the exclusion set forth below with respect to leases to entities which are affiliated with the GSA, up to 50,000 of RSF of additional space in the Building which is separated from the Premises only by a common corridor, and which may become available on and after the date of this Lease (the "First Refusal Space"), on the terms and conditions set forth herein. Notwithstanding the foregoing, Tenant shall not have any right of first refusal to lease any additional space in the Building which is separated from the Premises by a common corridor if the proposed lessee of such additional space is an entity that is affiliated with the GSA.

(b) Landlord shall notify Tenant in writing of the economic terms of any third party offer or proposal submitted to Landlord by a third party to lease all or any part of the First Refusal Space or which otherwise includes all or part of the First Refusal Space, which Landlord, in good faith, is prepared to accept ("Landlord's Notice"). Provided there is no uncured Event of Default under this Lease, (from the giving of such Landlord Notice through any Commencement Date of any lease of space under this Paragraph 42, Tenant shall have the right to lease all (but not part) of the space described in Landlord's Notice (which may include more than the First Refusal Space) (the "Offered Space") on the same economic terms contained in Landlord's Notice by (i) providing written notice to Landlord, within five (5) days of Landlord's Notice of its election to so lease the Offered Space ("Tenant's Notice of Election"), and (ii) executing and delivering to Landlord, within ten (10) days following Tenant's Notice of Election, a lease covering such Offered Space, which lease shall be on the same terms and conditions of this Lease, but which shall incorporate the economic terms contained in the Landlord's Notice.

(c) Should Tenant decline to elect to lease the Offered Space or fail to timely respond to the Landlord's Notice, then, and in such event, Landlord shall be free to lease the Offered Space to the third party whose offer triggered the Landlord's Notice for the Offered Space. If Landlord leases the Offered Space to that third party, then Tenant's rights under this Paragraph 42 as to the Offered Space shall be forever extinguished. However, Tenant's rights under this Paragraph 42 as to the Offered Space shall remain in full force and effect if Landlord is not successful in leasing the Offered Space to that third party.

(d) In the event that Tenant shall have assigned this Lease or sublet in excess of Five Thousand (5,000) rentable square feet of the Premises, in the aggregate, (other than any assignment or subletting that did not require Landlord's consent pursuant to Paragraph 10 above), the right of first refusal contained herein shall automatically expire and be null and void. Furthermore, the rights granted to Tenant pursuant to this Paragraph 42 are subject to the rights of and occupancies of existing tenants in the Project and in the First Refusal Space.

43. STORAGE SPACE.

During the Term Tenant shall have the right (a) to occupy up to 5,000 RSF of storage space, without charge from Landlord, and (b) to occupy up to an additional 20,000 RSF of storage space at an annual rental rate of $3.00 per RSF. All such storage space shall be in a location designated by Landlord. Tenant, at its sole cost and expense, shall be responsible for securing such storage space and for assuring compliance of such storage space with all applicable laws, ordinances and codes (including applicable building codes).

44. COMMUNICATIONS EQUIPMENT; GENERATOR.

(a) Subject to Tenant's compliance with applicable laws and ordinances and any recorded covenants and/or restrictions affecting the Project, and to Landlord's prior reasonable approval, Tenant shall have the non-exclusive right to use a portion of the roof of the Building and building structure for installation and use of one or more microwave dishes or other communications radio antenna and associated equipment ("Communication Equipment") and for its air conditioner generator/compressor ("AC System"). Tenant shall have no obligation to pay Rent for such right, but Tenant shall, at its sole cost and expense, maintain and keep in good condition and repair the roof areas and other areas upon which the Communication Equipment and AC System have been placed or otherwise affected thereby, and comply with all Legal Requirements and the terms and conditions set forth on Exhibit "F" for use of the roof and building structure. Tenant agrees to use a contractor approved by Landlord for the installation of any Communications Equipment and/or AC System on the roof of the Premises.

(b) Subject to Tenant's compliance with applicable laws and ordinances and any recorded covenants and/or restrictions affecting the Project, and to Landlord's prior reasonable approval, Tenant also shall have the right, at its sole cost and expense, but without charge from Landlord, to install and operate an emergency generator at a location within the Property reasonably acceptable to Landlord.

45. EXTERIOR SIGNAGE.

Subject to Tenant's compliance with applicable laws and ordinances and/or restrictions affecting the Property, and to Landlord's reasonable approval, Tenant shall have the right to install Tenant's signage on the exterior of the Premises adjacent to the primary entrance to the Premises.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

LANDLORD:
 TOWNSEND SUMMIT, LLC

By:
Vice President

TENANT:
LABONE, INC.

By: /s/ John W. McCarty
Name: John W. McCarty
Title: Exec. VP and CFO

EXHIBIT A

DRAWING OF THE PREMISES

[Also to depict North and South Parking Lots]

EXHIBIT B

THE LAND

EXHIBIT C

LANDLORD'S WORK

1. Clean carpet throughout the Premises.

2. Remove all furniture and other personal property left by any prior tenant.

3. ~~Paint existing walls within the Premises as needed.~~ (Deleted per amendment.)

4. Construct a demising wall separating the Premises from the balance of the Building. Finish and paint the demising wall in accordance with Building standards. Landlord shall exercise commercially reasonable efforts to complete construction of such demising wall prior to the Commencement Date.

EXHIBIT D

TENANT'S WORK LETTER

It is the intent of this Exhibit that Tenant shall be permitted access to the Premises to construct the Tenant Improvements in accordance with the terms of this Work Letter and subject to all applicable terms and provisions of the Lease and applicable building codes and Legal Requirements and consistent with sound architectural and construction practices in first class office buildings, provided that no interference is caused to the operation of the Building's mechanical, heating, cooling or electrical systems or other building operations or functions. In addition to any additional improvements Tenant desires to incorporate into Tenant's Improvements, Landlord and Tenant agree that Tenant's Improvements shall include installing an electric sub-meter at the Premises. Tenant shall be responsible for the cost of installing such electric sub-meter up to $7,000. Landlord shall pay any portion of the cost of installing such electric sub-meter in excess of $7,000.

A. IMPROVEMENTS.

All Tenant Improvements by Tenant in the Premises shall be completed at Tenant's sole cost and expense in accordance with plans ("Tenant's Plans and Specifications") to be prepared by an architect selected by Tenant and approved by Landlord ("Tenant's Architect") and may be commenced at any time on or after the date of the Lease, but Tenant's occupancy of the Premises for such purposes will be subject to all applicable terms of the Lease as set forth in Paragraph 5 of the Lease.

Tenant's Plans and Specifications shall be subject to Landlord's prior written approval. If Tenant's Plans and Specifications requires any variance or any modifications of any existing building system, Tenant will pay for obtaining, at Tenant's expense, all required approvals.

B. PLANS AND SPECIFICATIONS.

Tenant, at its expense, shall cause Tenant's Architect to prepare Tenant's Plans and Specifications for Landlord's approval.

C. CONSTRUCTION.

1. By Tenant: All Tenant Improvements in the Premises shall be constructed by Tenant in compliance with the following:

(a) No such work shall proceed without Landlord's prior written approval of (i) Tenant's contractor; (ii) Tenant's Plans and Specifications; and (iii) certificate of worker's compensation insurance in an amount and with a company and on a form acceptable to Landlord and a certificate of insurance in form and from an insurer acceptable to Landlord, showing Tenant or Tenant's contractors to have in effect public liability, comprehensive general liability and property damage insurance with limits of not less than $3,000,000 respectively. All such certificates except worker's compensation shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant's contractor at all times during the construction of the Tenant Improvements.

(b) All such work shall be done in conformity with Tenant's Plans and Specifications and with applicable codes and regulations of governmental authorities having jurisdiction over the Premises and with valid building permits. Such permits and other authorizations from appropriate governmental agencies, when required, shall be obtained by Tenant's representative at Tenant's sole expense. Any work not acceptable to the appropriate governmental agencies or Landlord, shall be promptly replaced at Tenant's sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor. Tenant agrees to save and hold Landlord harmless as provided in the Lease for said work.

(c) Tenant and Tenant's contractors shall abide by all safety and construction laws, ordinances, rules and regulations. All work and deliveries shall be scheduled through Landlord. Entry by Tenant's contractors shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. All Tenant's materials, work, installations and decorations of any nature brought upon or installed in the Premises shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof unless due to Landlord's negligence or willful misconduct. Tenant shall not employ any contractor who in Landlord's reasonable opinion may prejudice Landlord's negotiations or relationships with Landlord's contractors, subcontractors, or employees, or the negotiations or relationship of those contractors or subcontractors with their employees, or as may disturb harmonious labor relations.

(d) Tenant shall reimburse Landlord for any extra reasonable out of the pocket expenses incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with Landlord's rules and regulations, or by reason of use of elevators or other Building services outside normal working hours, or by reason of security measures taken by Landlord to safeguard the Premises prior to the Commencement Date.

(e) In doing any work in the Premises, Tenant will use only contractors, subcontractors or workers consented to by Landlord in writing prior to the time such work is commenced, such consent not to be unreasonably withheld. Further, in connection with any work in the Premises, either (A) Tenant, at its expense, shall obtain prior to commencement of any work in the Premises a performance and payment bond from its contractor, on the latest edition of the A.I.A. form, covering such contractor's obligations, in which Landlord shall be named as a dual obligee, in the total amount of the cost of the work to be performed, or (B) ALL SUCH CONTRACTORS OR WORKERS APPROVED IN WRITING BY LANDLORD AND THEIR SUBCONTRACTORS AND MATERIALMEN WILL BE REQUIRED TO EXECUTE AND DELIVER TO LANDLORD (i) A FULL AND FINAL LIEN WAIVER WITH RESPECT TO THE WORK TO BE PERFORMED OR MATERIALS TO BE PROVIDED BY SUCH CONTRACTOR, WORKER, SUBCONTRACTOR OR MATERIALMAN IN ADVANCE OF PERFORMING ANY WORK IN OR PROVIDING ANY MATERIALS TO THE PREMISES, AND (ii) AN INSTRUMENT IN FORM AND SUBSTANCE SATISFACTORY TO LANDLORD, THE HOLDER OF ANY MORTGAGE COVERING ALL OR ANY PART OF THE PROPERTY AND ANY TITLE INSURANCE COMPANY INSURING TITLE TO ALL OR ANY PART OF THE PROPERTY, WHEREBY SUCH CONTRACTOR, ITS SUBCONTRACTORS AND ITS AND THEIR MATERIALMEN AGREE (IRRESPECTIVE OF ANY DEFAULT OR FAILURE TO PAY BY TENANT OR ANY SUCH CONTRACTOR, SUBCONTRACTOR OR MATERIALMAN) PROVIDING THAT THEY AND EACH OF THEM WILL LOOK SOLELY TO THE DEFAULTING PARTY AND/OR ANY EXISTING PAYMENT BOND, OR BOTH, FOR SATISFACTION UPON SUCH DEFAULT., AND NO CONTRACTOR, WORKER, SUBCONTRACTOR OR MATERIALMAN WILL BE PERMITTED TO COMMENCE ANY WORK IN OR PROVIDE ANY MATERIALS TO THE PREMISES UNTIL SUCH FULL AND FINAL LIEN WAIVER AND INSTRUMENT IS SO EXECUTED AND DELIVERED TO LANDLORD.

Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workmen if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens. All work shall be performed in accordance with the Legal Requirements. If Tenant fails to bond off in a manner reasonably acceptable to Landlord or otherwise release of record any such lien within 30 days after the filing thereof, Landlord may remove such lien by paying the full amount thereof or by bonding or in any other manner Landlord reasonably deems appropriate, without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of such lien, together with expenses incurred in connection therewith, including attorneys' fees. Nothing contained herein shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the laws of the State of Missouri.

(f) Tenant's contractor's shall not post any signs on any part of the Building or the Premises.

(g) Landlord may make periodic inspections of the Premises during construction and at completion, and shall advise Tenant of any objection to the Tenant Improvements Tenant shall be responsible for obtaining a permanent certificate of occupancy for the Premises and delivering a copy to Landlord.

2. Changes: If Tenant requests any changes after Landlord's approval of Tenant's Plans and Specifications, Tenant shall be responsible for all reasonable costs including but not limited to architectural, engineering and related design expenses resulting from such changes. No such changes shall be made without prior written approval of Landlord which approval shall not be unreasonably withheld or delayed. Landlord shall not be responsible for delay in occupancy by Tenant because of changes.

D. RESPONSIBILITY FOR DELAYS.

If Tenant shall cause any delay in the construction of the Premises, whether by reason of any failure by Tenant to comply with the applicable time schedule or by Tenant's requirement of specialty materials or installations or by delays in performance of completion by a party employed by Tenant, or by reason of building code problems arising from Tenant's design, or by reason of changes in the Tenant Improvements ordered by Tenant, then notwithstanding the provisions of the Lease or any other provision of this Exhibit, any such delay in completing the Premises shall not in any manner affect the Commencement Date or Tenant's liability for the payment of Rent as set forth in the Lease (which shall be determined as if such delay had not occurred).

E. INCORPORATION IN LEASE.

This Work Letter is and shall be incorporated by reference in the Lease, and all of the terms and provisions of said Lease are and shall be incorporated herein by this reference. Unless specifically defined in this Work Letter, any capitalized terms used herein shall have the meanings given to them in the Lease.

EXHIBIT E

JANITORIAL SCHEDULE

A. OFFICE AREAS

1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Leased Premises nightly; wash receptacles as necessary.

2. Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

3. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills weekly.

4. Damp wipe all glass furniture tops nightly.

5. Remove all finger marks and smudges from vertical surfaces, including doors, door frames, around light switches, private entrance glass and partitions nightly.

6. Wash clean all water coolers nightly.

7. Sweep all tenant stairways; vacuum if carpeted weekly.

8. Police all stairwells throughout the entire Building daily and keep in clean condition.

9. Damp mop spillage in office and public areas as required.

B. WASH ROOMS

1. Mop, rinse and dry floors nightly.

2. Scrub floors as necessary.

3. Clean all mirrors, bright work and enameled surfaces nightly.

4. Wash and disinfect all basins, urinals and bowls nightly, using non-abrasive cleaners to remove stains and clean undersides of rim and urinals and bowls.

5. Wash both sides of all toilet seats with soap and water and disinfect nightly.

6. Damp wipe nightly, wash all partitions, tile walls and outside surface of all dispensers and receptacles.

7. Empty and sanitize all receptacles and sanitary napkin disposals nightly; thoroughly clean and wash at least once per week.

8. Fill toilet tissue, soap, towel and sanitary napkin dispensers nightly.

9. Clean flushmeter, piping, toilet seat hinges and other metal work nightly.

10. Wash and polish all walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

11. Apply finish to tile floor when necessary as instructed by the Building Management.

12. Vacuum all louvers, ventilating grills, and dust light fixtures monthly.

C. FLOORS

1. Ceramic tile, marble and terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

2. Asphalt, vinyl, rubber or other composition floors and bases to be swept nightly; such floors in public areas on multiple tenancy floors to be waxed and buffed as needed.

3. Carpet shampooing will be performed at Tenant's request and billed by Landlord.

D. GLASS

1. Clean glass entrance doors and adjacent glass panels nightly.

E. HIGH DUSTING (Semi-annually)

1. Dust all picture frames, charts, graphs and similar wall hangings.

2. Dust clean all vertical surfaces such as walls, partitions, doors, door backs and other surfaces above shoulder height.

3. Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

4. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures

EXHIBIT F

RULES AND REGULATIONS FOR USE OF THE COMMUNICATION EQUIPMENT AND AC SYSTEM

Permission is granted, free of rental charge, for the Tenant to install the Communication Equipment and AC System specified in Paragraph 44 at the Premises on the roof and building structure, at Tenant's sole cost and expense, subject to the following restrictions:

(a) The location and means of securing the Communication Equipment and AC System must be approved by Landlord or its designated agent, which shall not be unreasonably withheld or delayed. Tenant shall be responsible for any damage to the Building roof or structure or any surrounding property resulting from the installation or operation of the Communication Equipment and AC System, including, but not limited to, damage resulting from wind, ice or any other causes. The Communication Equipment and AC System shall not damage the Building, the structure or the system of communication devised by any other user authorized by Landlord or users at neighboring properties. If such damage or interference shall occur, Tenant shall correct same promptly.

(b) Tenant agrees to maintain the Communication Equipment and AC System in a proper and safe operating condition.

(c) Tenant shall comply with all codes, rules, regulations and conditions of any applicable governmental agency and shall pay for all legal, engineering and other expenses incident thereto. Prior to installation, Tenant shall provide Landlord with a copy of all required permits, licenses, or evidence of authority to operate from this location.

(d) Installation of the Communication Equipment and AC System shall be performed, at Tenant's sole cost and expense, in a responsible and workmanlike manner by personnel with all necessary skill and expertise through or under the supervision of Landlord.

(e) Tenant shall be responsible for any costs associated with furnishing electricity for the Communication Equipment and AC System.

(f) Tenant shall remove the Communication Equipment and AC System and restore the roof and structure to its original condition, except for ordinary wear and tear, at the earlier of Tenant's cessation of use of the Communication Equipment and/or AC System or the expiration of the term of this Lease or any renewal term thereof, at Tenant's sole cost and expense. The Communication Equipment and AC System shall, at all times, remain the property of Tenant and Tenant shall have the right to remove it at any time, subject to the terms and conditions herein.

(g) Tenant shall be responsible for implementing appropriate screening as reasonably required by Landlord.

(h) Tenant agrees to indemnify, defend and hold Landlord harmless from any claim resulting from property damage or personal injury arising in connection with the installation, maintenance, existence or removal of the Communication Equipment and AC System and shall carry insurance (or shall be self-insured as permitted under this Lease) to cover such liability and property damages.

EXHIBIT G

RULES & REGULATIONS

The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 38 of the Lease.

1. Obstruction: The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of the Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

2. Ordinary Business Hours: Whenever used in the Lease or in these rules and regulations, the Ordinary Business Hours of the Building shall be from 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

3. Deliveries: Tenant shall insure that all deliveries to the Premises (including, without limitation, deliveries of mail, office supplies, beverages and soft drinks, catered meals and all other deliveries of bulk items) shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person making deliveries to Tenant damages the elevator or any other part of the Building or Property, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.

4. Moving: Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.

5. Heavy Articles: No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or may cause damage to the Building or its equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or cause damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises. The floor load for the Premises shall not be exceeded by Tenant.

6. Nuisance: Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building (including, by way of illustration and not limitation, using the Premises for sleeping, lodging or cooking).

7. Building Security: Landlord may restrict access to and from the Premises and the Building outside of the ordinary business hours of the Building at any time for reasons of Building Security. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building. Landlord shall not be liable to any person (including, without limitation, Tenant) for excluding any person from the Building or for admission of any person to the Building at any time, or for damage, loss or theft resulting therefrom.

8. Pass Key: The janitor of the Building may at all times have available a pass key to the Premises, and he and other agents of Landlord shall at all times be allowed admittance to the Premises. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.

9. Locks and Keys for Premises: No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate keys made. Landlord also shall furnish to Tenant a reasonable number of card keys or building passes permitting access and egress to and from the Building and elevators within the Building. The distribution and use of such card keys and passes by Tenant and its employees shall be subject at all times to such additional rules as Landlord may promulgate from time to time. At the termination of this Lease, Tenant shall promptly return to Landlord all keys, card keys and building passes to the Building, offices, toilet rooms, and parking facilities. Tenant shall promptly report to Landlord the loss or theft of any key, card key or building pass.

10. Signs: Signs on Tenant's entrance door will be provided for Tenant by Landlord at Tenant's expense. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord. Landlord shall, at Landlord's expense, add Tenant's name and Premises location to tenant directories installed by Landlord in the Building.

11. Use of Water Fixtures: Water closets and other water fixtures shall not be used for any purpose other than for which the same are intended and no obstructing or improper substance shall be thrown, deposited or disposed of therein. Any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

12. No Animals, Excessive Noise: No birds, fish, or other animals (other than seeing eye dogs) shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio, musical instrument or singing, or by the making of loud or improper noises.

13. Bicycles: Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside the Building, except in those areas, if any, designated by Landlord as bicycle parking.

14. Trash: Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building. Tenant will separate recyclable materials from other trash in accordance with Landlord's instructions.

15. Windows and Entrance Doors: Window shades, blinds or curtains of a uniform Building Standard color and pattern only shall be provided for the exterior glass of the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in a lowered position at all times to provide uniform exposure from the outside. No awnings, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment. Tenant entrance doors shall be kept closed at all times in accordance with the fire code.

16. Hazardous Operations and Items: Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purposes is expressly prohibited. No flammable, combustible or toxic fluid or substance and no explosives or other articles deemed extra hazardous shall be brought into the Building. Tenant shall not cause or permit any gas, liquids or odors to be produced upon or emanate from the Premises.

17. Hours for Repairs, Maintenance and Alterations: Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building, unless Landlord shall have first consented in writing to such work being done outside such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekends outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

18. No Defacing of Premises: Except as permitted by Landlord, Tenant shall not mark up, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents, and any defacement, damage or injury caused by Tenant shall be paid for Tenant.

19. Limit on Equipment: Tenant shall not, without Landlord's prior written consent, install or operate any computer, duplicating or other large business machines or equipment, using more than 110 volts, 16 continuous load amps upon the Premises, or carry on any mechanical business thereon. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done only by Landlord's electrician for the Building and at Tenant's expense. No electrical wiring shall be performed by any person unless previously approved in writing by Landlord or its representative. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building, or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

20. Solicitation, Food and Beverages: Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Project. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food, alcoholic beverages, services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit machine or equipment for dispensing goods or food or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord, except in connection with convenience lunch rooms or beverage service or catered functions for employees, clients and guests of Tenant (on a noncommercial basis). Only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to the use the elevators or public areas of the Building for that purpose.

21. Balconies and Roof: Landlord shall have access to all balconies and the roof during all hours even when such access requires Landlord to pass through the Premises or window openings.

22. Smoke Free Building: The Building is a smoke free building and Tenant shall not permit any of its employees, agents, contractors, subcontractors, invites, guests or visitors to smoke in the Building or Premises.

23. Captions: The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

24. Tenant shall not place any unsightly thing (as determined in Landlord's judgment) in the Premises which is visible from outside the Premises. Blinds, shades, draperies or other forms of inside window coverings shall not be placed in the Premises except to the extent, if any, that the appearance thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises nor paint, cut or drill into, drive nails or screws into, nor in any way deface any part of the Premises or the Building without the prior consent of Landlord. Tenant shall not overload any floor or facility in the Building. Tenant shall keep the Premises sightly and clean.

25. If Tenant desires telephone connections, Landlord will designate the location and manner in which the wires shall be introduced; and no other boring or cutting for wires will be permitted. Tenant shall pay for the installation, maintenance and use of all of its telephone and communication services, and Tenant shall have no right to install any portion of such installations, other than normal wiring in a location approved by Landlord, outside the Premises. Tenant may use within the Premises a telephone or telecommunication services provider (a "TSP") selected by Tenant to provide service to Tenant (any such TSP selected by Tenant being herein referred to as "Tenant's TSP"). Tenant shall provide in each agreement it enters into with Tenant's TSP that Landlord shall in no event have any obligation to make any payments to Tenant's TSP arising out of Tenant's TSP's provision of telephone or telecommunications service to Tenant or the Project. Landlord shall have the sole right and authority to make all decisions regarding the point of demarcation and/or interconnection between Tenant's TSP's communication facilities and wiring controlled by Landlord and/or located in the Building, and Tenant shall not participate in and hereby waives and assigns to Landlord any rights it may have to participate in these decisions. Within ten (10) days after request by Landlord, Tenant shall provide Landlord with the name, address, account number and telephone number of Tenant's TSP providing service to Tenant so that Landlord can independently verify such service.

26. Tenant shall not (i) install any internal combustion engine, boiler, refrigerator (except small household type refrigerators customarily used in general offices), or heating or air conditioning apparatus in the Premises or the Building, (ii) use the Premises for housing, lodging or sleeping purposes, (iii) permit preparation or warming of food in the Premises nor permit food to be brought into the Premises for consumption therein (warming of coffee and individual lunches of employees excepted), (iv) operate any sound-producing instrument which may be heard outside the Premises, (v) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (vi) bring into the Building any bicycle or other vehicle, or dog (except in the company of a blind person), or other animal, insect or bird, (vii) permit any objectionable noise or odor to emanate from the Leased Premises, (viii) disturb, solicit or canvass any occupant of the Building, (ix) use the plumbing facilities for any purpose other than that for which they are constructed, or (x) waste any of the utilities furnished by Landlord.

27. All incoming mail of Tenant shall be delivered to the Building mail room by the carrier thereof and Tenant shall pick up its mail at the mail room on a daily basis.

28. If there is a "Clean Room" in the Premises, Tenant shall at all times take such action as shall be necessary to maintain the level of status of such clean room in accordance with the clean class definition (i.e., 1, 10, 100, 1000, etc.) criteria established by Federal Standard 209E and Tenant shall upon demand furnish Landlord from time to time such evidence as Landlord shall reasonably request confirming the level of status of such clean room in accordance with the Institute of Environmental Sciences Recommended Practice - Testing Cleanrooms (IES-RP-CC-006).

29. Tenant shall not move, transport, or otherwise handle any hazardous waste, as defined in any Environmental Law, outside the Premises except within passage corridors in the Building designated by the Landlord during Ordinary Business Hours, and then only in accordance with all applicable laws, rules, regulations and requirements of governmental authorities. Hazardous Materials may be shipped, handled, or received for Tenant only through receiving/shipping areas designated by the Landlord and when directed and overseen by employees of Tenant. All such shipping, handling, and receiving shall be in accordance with applicable laws, rules, regulations and requirements of governmental authorities, and no Hazardous Materials may be stored in any Common Facilities of the Building or the Project.

30. Landlord reserves the right to restrict, control or prohibit (and Tenant shall not permit) publicity, handbilling, distributing, picketing or similar activities on or within the Property. Landlord shall have the right, to the full extent permitted by applicable law, to exclude individuals from the Project engaged in such activities, including, but not limited to, seeking the assistance of the police and filing written and/or oral complaints with the police and/or with any court or applicable administrative agency.

EXHIBIT H

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is entered into as of November 28, 2001 the ("Effective Date") by and between CDC MORTGAGE CAPITAL INC., a New York corporation (the "Mortgagee") and LabOne, Inc., a Missouri Corporation (hereinafter, collectively the "Tenant"), with reference to the following facts:

A. Townsend Summit, LLC, a Delaware limited liability company, whose address is 210 W. Pennsylvania Avenue, Suite 700, Towson, MD 21204 (the "Landlord") owns fee simple title or a leasehold interest in the real property described in Exhibit "A" attached hereto (the "Property").

B. Mortgagee has made a loan to Landlord in the original principal amount of Two Hundred Thirty-One Million Seven Hundred Thirty-Five Thousand Dollars ($231,735,000) (the "Loan").

C. To secure the Loan, Landlord has encumbered all the Property by entering into that certain Mortgage dated April 19, 2000 in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Mortgage") to be recorded in the Recorder of Deeds' Office in and for the County of Jackson, State of Missouri.

D. Pursuant to the Lease effective November 28, 2001 (the "Lease"), Landlord demised to Tenant a portion of the Property consisting of the following (the "Leased Premises"): approximately 50,000 square feet of rentable area as depicted on Exhibit "B" attached hereto.

E. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

a. Foreclosure Event. A "Foreclosure Event" means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in the Property in lieu of any of the foregoing.

b. Former Landlord. A "Former Landlord" means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

c. Offset Right. An "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

d. Rent. The "Rent" means any fixed rent, base rent or additional rent under the Lease.

e. Successor Landlord. A "Successor Landlord" means any party that becomes owner of the Property as the result of a Foreclosure Event.

f. Termination Right. A "Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.

g. Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

2. Subordination. The Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the terms conditions and provisions of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3. Nondisturbance, Recognition and Attornment.

a. No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under this Agreement or under the Lease beyond any applicable grace or cure periods (an "Event of Default"), Mortgagee (i) shall not terminate or disturb Tenant's possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under the Lease or this Agreement in such action.

b. Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant hereby acknowledges notice that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee. After receipt of such notice from Mortgagee, the Tenant shall thereafter to make all such payments directly to the Mortgagee or as the Mortgagee may otherwise direct, without any further inquiry on the part of the Tenant. Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Mortgagee or as Mortgagee directs.

c. Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

a. Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (i) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord's obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord's obligations as landlord under the Lease.

b. Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

c. Payment; Security Deposit; Work. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) arising from representations and warranties related to Former Landlord.

d. Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee's written consent.

e. Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

5. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord's interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. Mortgagee's Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:

a. Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

b. Mortgagee's Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided that Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time (the "Extended Cure Period") as Mortgagee may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7. Miscellaneous.

a. Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine- generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

i.	If to the Mortgagee, at: CDC Mortgage Capital Inc. 9 West 57th Street 36th Floor New York, NY 10019 Attn: Barry Funt Telecopy No.: (212) 891-6851

ii.	If to the Tenant, at: LabOne, Inc. 10101 Renner Boulevard Lenexa, KS 66219 Attn: Joseph C. Benage, General Counsel Telecopy No.: (913) 859-6832

b. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

c. Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

d. Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

e. Mortgagee's Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

f. Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State's principles of conflict of laws.

g. Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

h. Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

i. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

CDC MORTGAGE CAPITAL INC.

a New York corporation

By: /s/ Jonathan A. Love

Name: Jonathan A. Love

Title: Vice President

TENANT:

a Missouri Corporation

By: /s/ John W. McCarty

Name: John W. McCarty

Title: Exec. VP and CFO

LANDLORD'S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord's request. The foregoing Agreement shall not alter, waive or diminish any of Landlord's obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD:

TOWNSEND SUMMIT, LLC

By: /s/Danial C. Cramer

Name:

Title: Vice President

Dated: November 28, 2001

MORTGAGEE'S ACKNOWLEDGMENT

STATE OF NEW YORK :

COUNTY OF NEW YORK :

On this, the 29th day of November, 2001, before me a Notary Public in and for the State of New York, the undersigned officer, personally appeared Jonathan A. Love, who acknowledged himself/herself to be a Vice President of CDC Mortgage Capital Inc., a New York corporation, and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

I certify that I am not an officer or director of the above-named bank, banking institution or trust company. [Strike if inapplicable]

In witness whereof, I hereunto set my hand and official seal.

[SEAL]

/s/ Lori M. Swedlow

Notary Public

My Commission Expires: December 14, 2001

TENANT'S ACKNOWLEDGMENT

STATE OF KANSAS :

COUNTY OF JOHNSON:

On this, the 26th day of November, 2001, before me a Notary Public in and for the State of Kansas, the undersigned officer, personally appeared John W. McCarty, who acknowledged that he/she is the CFO of LabOne, Inc., a Missouri Corporation, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[SEAL]

/s/ Barb Vansant

Notary Public in and for the State of Kansas

My Commission Expires: 2-7-05

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit "A" - Legal Description of the Land

Exhibit "B" - Site plan depicting Leased Premises

EXHIBIT I

CONFIRMATION TO TENANT

OF LUCENT INDEMNIFICATION

This Confirmation to Tenant of Lucent Indemnification is provided by Lucent Technologies Inc. ("Lucent") to LabOne, Inc. ("Tenant") on this 28th day of November, 2001 ("Confirmation").

A. Background. The Tenant acknowledges that:

1. The Tenant wishes to lease from the Townsend Summit, LLC ("Landlord") a portion of real estate located at 777 Blue Parkway, Lee's Summit, Missouri ("Site").

2. From approximately 1959 through 1997, portions of the Site were used by Lucent and its predecessors and tenants in the manufacture of various telecommunication and microelectronic-related devices and materials. Certain chemicals, including, without limitation, trichloroethylene, metals, and petroleum hydrocarbons, are present at the Site.

3. Lucent has enrolled the Site in the Missouri Department of Natural Resources ("MDNR") voluntary clean-up program, and Lucent is addressing the presence of the chemicals at the Site pursuant to that program.

4. Lucent entered into an Environmental Representations, Warranties, Indemnification, and Release Agreement with Landlord dated September 26, 1997 ("Indemnification Agreement"). A copy of the Indemnification Agreement is attached as Addendum A.

B. Confirmation.

1. Lucent hereby confirms to the Tenant that the "Seller's Indemnification" contained in Section F of the Indemnification Agreement covers Tenant, as lessee of Landlord, as provided therein.

2. This confirmation shall survive termination of the Lease and extend for the duration of the Indemnification Agreement.

3. This confirmation in no way limits, affects, or modifies Lucent's obligations to Landlord, or Landlord's obligations to Lucent, under the Indemnification Agreement.

C. General Provisions. The Landlord, the Tenant and Lucent agree that:

1. This Confirmation is governed by and construed in accordance with the laws of the State of Missouri.

2. No modification, amendment, or change in the terms of this Confirmation shall be effective unless in writing and signed, in advance, by Lucent, the Landlord and the Tenant.

3. In any conflict between the terms of the Lease, the Indemnification Agreement, and this Confirmation, the terms of the Indemnification Agreement shall govern Lucent's responsibilities.

4. Neither this Confirmation or any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any party without the express written consent of the Landlord. Any attempted assignment shall be void and unenforceable.

LANDLORD:

TOWNSEND SUMMIT, LLC.

By /s/ Danial C. Cramer

LUCENT TECHNOLOGIES INC.

By

Date December 10, 2001

TENANT:

LabOne, Inc.

By /s/ John W. McCarty